UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Quanex Building Products Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Quanex
Building Products
NX | NYSE

A Vision
Without Walls

Seamless Opportunities for Growth

QUANEX BUILDING PRODUCTS CORPORATION	January 23, 2009

1900 West Loop South	Dear Fellow Stockholder:
Suite 1500
Houston, Texas 77027 (713) 961-4600
          You are cordially invited to attend the Company’s Annual Meeting of Stockholders to be held at 8:00 a.m., C.S.T., on Thursday, February 26, 2009, at the Company’s principal executive offices at 1900 West Loop South, 15th Floor, Houston, Texas.

          This year you will be asked to vote in favor of the election of two directors and in favor of the material terms of the performance criteria for annual incentive awards, performance stock awards and performance unit awards under the Quanex Building Products Corporation 2008 Omnibus Incentive Plan (the “Omnibus Plan”). These proposals are more fully explained in the attached proxy statement, which you are encouraged to read.

          THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF EACH PROPOSAL OUTLINED IN THE ATTACHED PROXY, AND URGES YOU TO VOTE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Thank you for your cooperation.

Sincerely,

David D. Petratis
Chairman of the Board

QUANEX BUILDING PRODUCTS CORPORATION
PROXY STATEMENT

Page
Notice of Annual Meeting of Stockholders	3

Proxy Statement	4

Matters to Come Before the Meeting	5

Election of Directors	5

Approval of Material Terms of the Performance Criteria for Performance Stock, Performance Unit Awards and Annual Incentive Awards under the Quanex Building Products Corporation 2008 Omnibus Incentive Plan	8

Executive Officers	15

Director and Officer Compensation	16

Director Compensation	16

Compensation Discussion and Analysis	18

Employment Agreements and Potential Payments Upon Termination or Change in Control	29

Post-Employment Compensation Table	33

Summary Compensation Table	35

Grants of Plan-Based Awards	39

Outstanding Equity Awards	41

Option Exercises and Stock Vested in Fiscal 2008	42

Historical Benefits Tables	45

Qualified Defined Contribution Plans	47

Stock Purchase Plans	47

Nonqualified Defined Benefit and Other Nonqualified Deferred Compensation Plans	49

Common Stock Ownership	52

Section 16(a) Beneficial Ownership Reporting Compliance	52

Corporate Governance	53

Corporate Governance Guidelines	53

Communications with the Company	56

Committees of the Board of Directors	58

Audit Committee	58

Compensation and Management Development Committee	59

Nominating and Corporate Governance Committee	60

Executive Committee	61

Further Information	62

Principal Stockholders	62

Other Matters and Stockholder Proposals	62

Exhibit A — Quanex Building Products Corporation 2008 Omnibus Incentive Plan	A-1

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 26, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Quanex Building Products Corporation, a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company, 1900 West Loop South, Suite 1500, Houston, Texas, on February 26, 2009, at 8:00 a.m., C.S.T., for the following purposes:
(1)	To elect two directors to serve until the Annual Meeting of Stockholders in 2012;

(2)
To approve the material terms of the performance criteria for annual incentive awards, performance stock awards and performance unit awards under the Quanex Building Products Corporation 2008 Omnibus Incentive Plan; and

(3)	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
Information with respect to the above matters is set forth in the Proxy Statement that accompanies this Notice.
The Board of Directors has fixed the close of business on January 5, 2009, as the record date for determining stockholders entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company’s principal executive offices, will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the meeting, and will be made available at the time and place of the meeting during the whole time thereof.
Please execute your vote promptly. Your designation of a proxy is revocable and will not affect your right to vote in person if you find it convenient to attend the meeting and wish to vote in person.
The Company’s Annual Report to Stockholders for the year ended October 31, 2008, accompanies this Notice.

By order of the Board of Directors,

Kevin P. Delaney
Senior Vice President – General Counsel
and Secretary
Houston, Texas
January 23, 2009

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held February 26, 2009
This Proxy Statement and the accompanying form of proxy are to be first mailed on or about January 23, 2009, to all holders of record on January 5, 2009, (the “Record Date”), of the common stock, $.01 par value (the “Common Stock”), of Quanex Building Products Corporation, a Delaware corporation (the “Company”), and are furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Stockholders to be held at the Company’s principal executive offices, 1900 West Loop South, Suite 1500, Houston, Texas, 77027, at 8:00 a.m., C.S.T., on Thursday, February 26, 2009, and at any adjournment or adjournments thereof. Shares of Common Stock represented by any un-revoked proxy in the enclosed form, if such proxy is properly executed and is received prior to the meeting, will be voted in accordance with the specifications made on such proxy. Proxies on which no specifications have been made will be voted for the election as directors of the nominees listed herein and for each other proposal included herein. Proxies are revocable by written notice to the Secretary of the Company at the address of the Company set forth below, or by delivery of a later dated proxy, at any time prior to their exercise. Proxies may also be revoked by a stockholder attending and voting in person at the meeting.
The Common Stock is the only class of securities of the Company that is entitled to vote at the meeting. As of the close of business on the Record Date, the date for determining stockholders who are entitled to receive notice of and to vote at the meeting, there were 37,670,367 shares of Common Stock outstanding. Each share is entitled to one vote. The presence at the meeting, in person or by proxy, of the holders of a majority of shares of Common Stock is necessary to constitute a quorum.
The cost of soliciting proxies will be borne by the Company. Solicitation may be made personally or by mail, telephone or electronic data transfer by officers, directors and regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies), or by the firm of D.F. King & Co, which has been retained by the Company to assist in the solicitation for a fee of approximately $4,000. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for sending proxy materials to the beneficial owners of Common Stock. The mailing address of the Company’s principal executive office is 1900 West Loop South, Suite 1500, Houston, Texas, 77027.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON FEBRUARY 26, 2009:
Our Proxy Statement and 2008 Annual Report are available online at http://www.quanex.com/ir_annual_reports.html. In accordance with Securities and Exchange Commission rules, this website provides complete anonymity with respect to any stockholder accessing it.

MATTERS TO COME BEFORE THE MEETING
PROPOSAL NO. 1
ELECTION OF DIRECTORS
Two directors are to be elected at the meeting. The Company’s Certificate of Incorporation and Amended and Restated Bylaws both provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with the terms of office of the classes expiring at different times. Directors are divided into three classes with Classes I, II, and III standing for election at the annual meetings of stockholders in 2011, 2009 and 2010, respectively. The Class I directors were reelected to a term ending in 2011 by written consent of our sole stockholder dated February 28, 2008. The terms of office of Donald G. Barger, Jr. and David D. Petratis expire at the 2009 Annual Meeting. Each of Messrs. Barger and Petratis are proposed nominees for director for a term expiring at the 2012 Annual Meeting.
In reviewing the information contained in this Proxy Statement that relates to our directors and officers, it is important to note that Quanex Building Products Corporation was initially created on December 12, 2007, in connection with the April 2008 spin-off of the building products business of Quanex Corporation, and related merger of Quanex Corporation with Gerdau S.A. In connection with these transactions, the directors and officers of Quanex Corporation became the directors and officers of Quanex Building Products Corporation. As such, we have listed these “carryover” directors and officers as beginning with the Company in 2007 despite the fact that they may have served in similar positions with Quanex Corporation prior to that time. For information related to the transaction, the origins of Quanex Building Products Corporation, and any pre-transaction service as a director or officer of Quanex Corporation, please see (a) the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008, (b) the Information Statement attached as Exhibit 99.1 to the Company’s Registration Statement on Form 10, filed April 4, 2008 and effective April 9, 2008, and (c) Quanex Corporation’s Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended October 31, 2007.

			Director
	Principal Occupation	Age	Since

Nominees for election for terms expiring at the 2012 Annual Meeting (Class II Directors)

Donald G. Barger, Jr.	Retired since 2008 from YRC Worldwide Inc. (formerly Yellow Roadway Corporation), a provider of transportation services throughout North America and other international markets (Overland Park, Kansas)	65	2007

David D. Petratis	President and Chief Executive Officer, Quanex Building Products Corporation	51	2008

Directors whose terms expire at the 2011 Annual Meeting (Class I Directors)

Susan F. Davis	Executive Vice President of Human Resources of Johnson Controls, Inc., a global leader in automotive systems, battery technology and building controls (Milwaukee, Wisconsin)	55	2007

Joseph D. Rupp	Chairman, President and Chief Executive Officer of Olin Corporation, a basic materials company concentrated in chemicals and ammunition (Clayton, Missouri)	58	2007

Directors whose terms expire at the 2010 Annual Meeting (Class III Directors)

Joseph J. Ross	Retired since 2004 from Federal Signal Corporation, a manufacturer of safety and communications equipment and specialty vehicles (Oak Brook, Illinois)	63	2007

Richard L. Wellek	Retired since 1999 from Varlen Corporation, a manufacturer of engineered products supplying the railroad, light vehicle, and heavy duty truck markets (Naperville, Illinois)	70	2007

Mr. Barger retired in February 2008 from YRC Worldwide Inc. (formerly Yellow Roadway Corporation), one of the world’s largest transportation service providers. Mr. Barger served as a special advisor to the Chief Executive Officer of YRC Worldwide Inc. from August 2007 to February 2008, and as Executive Vice President and Chief Financial Officer of YRCW from December 2000 to August 2007. From March 1998 to December 2000, Mr. Barger was Vice President and Chief Financial Officer of Hillenbrand Industries, a provider of services and products for the health care and funeral services industries. From 1993 to 1998, Mr. Barger was Vice President of Finance and Chief Financial Officer of Worthington Industries, Inc., a diversified steel processor. Mr. Barger currently serves on the boards of Gardner-Denver, Inc., Globe Specialty Metals, Inc. and Precision Aerospace Components, Inc.
Mr. Petratis joined the Company as President and Chief Executive Officer and was elected to the Board of Directors in July 2008, and as Chairman of the Board in December 2008. From 2004 until he joined the Company, Mr. Petratis served as the President and Chief Executive Officer of Schneider Electric’s North American Operating Division, and as its Chief Operating Officer beginning in 2003. Mr. Petratis is currently a member of the Board of Directors of Gardner-Denver, Inc.
Ms. Davis was elected in September 2006 as Executive Vice President of Human Resources for Johnson Controls, Inc., a global leader in automotive experience, building efficiency and power solutions. Ms. Davis previously served as Vice President of Human Resources for Johnson Controls from 1994 to 2006, and in various other positions with Johnson Controls, which she originally joined in 1983. Johnson Controls is a $38 billion NYSE-traded company.
Mr. Rupp has been Chairman, President and Chief Executive Officer of Olin Corporation since 2005. Prior to his election as Chairman, Mr. Rupp was President and CEO of Olin from 2002 to 2005. Prior to 2002, Mr. Rupp served in various positions with Olin, which he originally joined in 1972. Olin is a $1.8 billion NYSE-traded basic materials company concentrated in chemicals and ammunition.
Mr. Ross retired in January 2004 from Federal Signal Corporation. Prior to his retirement, he served as Chairman of the Board and Chief Executive Officer of Federal Signal, a leading global designer and manufacturer of products and total solutions that serve municipal, governmental, industrial and institutional customers. Mr. Ross joined Federal Signal in 1983 as its Vice President — General Counsel, assumed the role of Chief Executive Officer in 1987, and added the Chairman’s responsibilities in 1990.
Mr. Wellek was Chairman of the Board of Prism Financial Corporation until June 2000. Prior to his tenure with Prism, Mr. Wellek retired as Chairman of the Board from Varlen Corporation, a manufacturer of engineered products supplying the railroad, light vehicle, and heavy duty truck markets, where he served in various capacities from 1968 to 1999, including President and Chief Executive Officer and later, Chairman of the Board.
The Board of Directors has affirmatively determined that Ms. Davis and each of Messrs. Barger, Rupp, Ross and Wellek have no material relationship with the Company and have satisfied the independence requirements of the New York Stock Exchange. In assessing director independence, the Board of Directors considered the relationships (as a customer or supplier or otherwise) of the Company with various companies with which such directors may be affiliated and has determined that none of these relationships could impair the independence of such directors. In making this assessment, the Board took into account the level of transactions with such companies in relationship to the Company’s and the other parties’ aggregate sales, the level of director involvement in such transactions and the ability of such directors to influence such transactions. In addition, each of such directors has met the definitions of “non-employee director” under Rule 16b-3 of the Securities and Exchange Act of 1934 and “outside director” under Section 162(m) of the Internal Revenue Code of 1986.
There are no arrangements or understandings between any person and any of the directors pursuant to which such director was selected as a nominee for election at the Meeting, and there are no family relationships among any of the directors or executive officers of the Company. Messrs. Barger and Petratis have each indicated a willingness to serve if elected. If a nominee should be unable to serve or will not serve for any reason, and if any other person is nominated, the persons designated on the accompanying form of proxy will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominee unless authority to vote on such matter is withheld. The nominees receiving a plurality of votes cast at the meeting will be elected directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director and will not affect the outcome of the election of directors.

Recommendation
The Board of Directors recommends that you vote “FOR” both of the nominees. Unless you give contrary instructions in your proxy, your proxy will be voted “FOR” the election of Messrs. Barger and Petratis. If either nominee should become unable or unwilling to accept nomination or election, the person acting under the proxy will vote for the election of such other person as the Board of Directors may recommend. The Board has no reason, however, to believe that any of the nominees will be unable or unwilling to serve if elected.

PROPOSAL NO. 2
APPROVAL OF MATERIAL TERMS OF THE PERFORMANCE CRITERIA
FOR PERFORMANCE STOCK, PERFORMANCE UNIT AWARDS AND ANNUAL INCENTIVE AWARDS UNDER THE
QUANEX BUILDING PRODUCTS CORPORATION
2008 OMNIBUS INCENTIVE PLAN
The Company’s stockholders are being asked to approve the material terms of the performance goals that may apply to performance stock awards, performance unit awards and annual incentive awards granted under the Quanex Building Products Corporation 2008 Omnibus Incentive Plan (the “Omnibus Plan”). This approval is necessary to preserve the Company’s federal income tax deduction for performance-based compensation paid to certain executive officers under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
BACKGROUND
Section 162(m) of the Code imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the Chief Executive Officer and the other three highest compensated officers of the Company (excluding the chief financial officer). The deduction limit does not apply to performance-based compensation that satisfies the requirements of section 162(m) of the Code. The requirements of section 162(m) of the Code for performance-based compensation include shareholder approval of the material terms of the performance goals under which the compensation is paid. The material terms include (1) the employees eligible to receive compensation upon attainment of a goal, (2) the business criteria on which the goals may be based, and (3) the maximum amount payable to an employee upon attainment of a goal.
Performance stock awards and performance unit awards under the Omnibus Plan may be granted to key employees of the Company and its subsidiaries and affiliates, and to non-employee directors of the Company. Annual incentive awards under the Omnibus Plan may be granted to key executive employees who, by the nature and scope of their positions, regularly and directly make or influence policy decisions which significantly impact the overall results or success of the Company.
PERFORMANCE CRITERIA
Under the Omnibus Plan, performance stock awards, performance unit awards and annual incentive awards are subject to the satisfaction of one or more performance goals. Performance goals for awards will be determined by the Compensation and Management Development Committee of the Company’s Board of Directors (the “Compensation Committee”) and will be designed to support the business strategy and align executives’ and directors’ interests with stockholder interests. For performance stock awards, performance unit awards and annual incentive awards that are intended to qualify as performance-based compensation under section 162(m), performance goals will be based on one or more of the following business criteria: earnings per share; total stockholder return; cash return on capitalization; increased revenue; revenue ratios (per employee or per customer); net income; stock price; market share; return on equity; return on assets; return on capital; return on capital compared to cost of capital; return on capital employed; return on invested capital; stockholder value; net cash flow; operating income; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; cash flow; cash flow from operations; cost reductions and cost ratios (per employee or per customer); or the achievement of specified milestones or the completion of specified projects identified as contributing substantially to the Company’s success or value or the attainment of the Company’s strategic goals.
Achievement of the goals may be measured:
•	individually, alternatively, or in any combination;
•	with respect to the Company, one or more business units, or any combination of the foregoing;
•	on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods, or to other external measures; and
•
including or excluding items that could affect the measurement, such as extraordinary or unusual and nonrecurring gains or losses, litigation or claim judgments or settlements, material changes in tax laws, acquisitions, divestitures, the cumulative effect of accounting changes, asset write-downs, restructuring charges, or the results of discontinued operations.

GENERALLY
On February 28, 2008, the Company’s Board of Directors adopted the Quanex Building Products Corporation 2008 Omnibus Incentive Plan (the “Omnibus Plan”), subject to approval by the Company’s stockholder. On February 18, 2008, the Company’s sole stockholder, Quanex Building Products, L.L.C., approved the Omnibus Plan.
The following summary of the material features of the Omnibus Plan is qualified by reference to the copy of the Omnibus Plan that is attached as Exhibit A to this proxy statement.
GENERAL TERMS
The Omnibus Plan was established to provide those persons who have substantial responsibility for the management and growth of the Company and its affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with us and our affiliates.
The Omnibus Plan is administered by the Compensation Committee, which consists exclusively of non-employee independent directors. The Omnibus Plan provides for the granting of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance stock awards, performance unit awards, annual incentive awards, other stock-based awards and cash-based awards. Certain awards under the Omnibus Plan may be paid in cash or in Common Stock, as determined by the Compensation Committee.
Eligibility will be determined by the Compensation Committee, which has exclusive authority to select the participants to whom awards may be granted, and may determine the type, size and terms of each award. The Compensation Committee will also make all determinations that it decides are necessary or desirable in the interpretation and administration of the Omnibus Plan.
The aggregate number of shares of our common stock authorized for grant under the Omnibus Plan is 2,900,000. Each share of common stock subject to an award counts as one share of common stock against the aggregate number. No more than 1,450,000 of the 2,900,000 shares may be used for full value awards (such as restricted stock awards and performance stock awards). With respect to each type of award based in common stock, the maximum number of shares that may be granted to a participant in the Omnibus Plan during any fiscal year under the Omnibus Plan is set out in the chart below:

Maximum Number of Shares of
Common Stock That May be Granted to
Type of Award	a Participant During a Fiscal Year
Option	350,000
SAR	350,000
Performance/Restricted Stock	175,000
Performance Unit Payable in Stock	175,000
For performance unit awards payable in cash, a maximum cash value of $2,500,000 may be paid to a participant during a fiscal year, regardless of whether any previously deferred payments are being paid to that participant during such fiscal year. For annual incentive awards, a maximum cash value of $2,500,000 may be paid to a participant during a fiscal year, regardless of whether any previously deferred payments are being paid to that participant during such fiscal year.
Generally, if an award granted under the Omnibus Plan is forfeited or cancelled for any reason or is settled in cash in lieu of common stock, the common stock allocable to the forfeited or cancelled portion of the Award may again be subject to an award granted under the Omnibus Plan. If shares of common stock are delivered to satisfy the exercise price of any option award, those shares will not be added to the aggregate number of shares available under the Omnibus Plan. If any shares are withheld to satisfy tax obligations associated with any award, those shares will count against the aggregate number of shares available under the Omnibus Plan. If any outstanding award is forfeited or cancelled for any reason, or is settled for cash in lieu of shares, the shares allocable to such award will again be subject to an award granted under the Omnibus Plan.

Awards granted under the Omnibus Plan generally will be non-transferable by the holder other than (i) by will, (ii) under the laws of descent and distribution or (iii) to certain types of trusts or family limited partnerships. Generally, the Awards will be exercisable during the holder’s lifetime only by the holder or certain types of trusts or family limited partnerships.
In case of certain corporate acquisitions by us, awards may be granted under the Omnibus Plan in substitution for stock options or other awards held by employees of other entities who are about to become employees of us or our affiliates. The terms and conditions of such substitute awards may vary from the terms and conditions set forth in the Omnibus Plan to such extent as the board may deem appropriate to conform to the provisions of the award for which the substitution is being granted.
The Board or Compensation Committee may establish certain performance goals applicable to performance stock awards, performance unit awards and annual incentive awards granted under the Omnibus Plan.
The Compensation Committee will determine the material terms of awards for executive officers and key employees, while the Nominating and Corporate Governance Committee will determine the material terms of awards for director participants.
Option Awards
For options granted under the Omnibus Plan, the Compensation Committee will specify the option price, size and term, and will further determine the option’s vesting schedule and any exercise restrictions. Other terms and conditions applicable to options may be determined by the Compensation Committee at the time of grant.
The exercise price for options may be paid (i) by cash, certified check, bank draft or money order, (ii) by means of a cashless exercise or (iii) in any other form of payment which is acceptable to the Compensation Committee. The Compensation Committee may also permit a holder to pay the option price and any applicable tax withholding by authorizing the sale or other disposition of all or a portion of the shares of common stock acquired upon exercise of the option and remit to us a sufficient portion of the sale proceeds to pay the option price and applicable tax withholding.
All options granted under the Omnibus Plan will be granted with an exercise price equal to or greater than the fair market value of the common stock at the time the option is granted. No option granted under the Omnibus Plan will have a term longer than ten years from the date of grant.
The Omnibus Plan prohibits any repricing of options after their grant, other than in connection with a stock split or the payment of a stock dividend.
SARs
Subject to the terms and conditions of the Omnibus Plan, a SAR entitles its holder a right to receive a cash amount equal to the excess of (i) the fair market value of one share of our common stock on the date of exercise of the SAR over (ii) the grant price of the SAR. All SARs to be granted under the Omnibus Plan will have a grant price equal to or greater than the fair market value of our common stock at the time the SAR is granted.
The Compensation Committee may determine the term of any SAR, so long as that term does not exceed ten years. With respect to exercise of a SAR, the Compensation Committee, in its sole discretion, may also impose whatever terms and conditions it deems advisable. The Compensation Committee will also determine the extent to which any holder of a SAR will have the right to exercise the SAR following such holder’s termination of employment or other severance from service with us.
Upon the exercise of a SAR, a holder will be entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the SAR by (ii) the number of shares of common stock with respect to which the SAR is exercised. At the discretion of the Compensation Committee, this payment may be in cash, in common stock of equivalent value, in some combination thereof, or in any other manner that may be approved by the Compensation Committee.

Restricted Stock Awards
The Compensation Committee may grant restricted stock to any eligible persons selected by it. The amount of an award of restricted stock, and any vesting or transferability provisions relating to such an award, will be determined by the Compensation Committee in its sole discretion.
Subject to the terms and conditions of the Omnibus Plan, each recipient of a restricted stock award will have the rights of a stockholder of the Company with respect to the shares of restricted stock included in the restricted stock award during any period of restriction established for the restricted stock award. Dividends to be paid with respect to restricted stock (other than dividends paid by means of shares of common stock or rights to acquire shares of common stock) will be paid to the holder of restricted stock currently. Dividends paid in shares of common stock or rights to acquire shares of common stock will be added to and become a part of the holder’s restricted stock.
Restricted Stock Unit Awards
A restricted stock unit award is similar in nature to a restricted stock award except that in the case of a restricted stock unit, no shares of common stock are actually transferred to a holder until a later date as specified in the applicable award agreement. Each restricted stock unit will have a value equal to the fair market value of a share of common stock.
Payment under a restricted stock unit award will be made in either cash or shares of common stock, as specified in the applicable award agreement. Any payment under a restricted stock unit award will be made either (i) by a date that is no later than two and one-half months after the end of the fiscal year in which the restricted stock unit is no longer subject to a “substantial risk of forfeiture” (as that term is defined in the Omnibus Plan) or (ii) at a time that is permissible under Section 409A of the Internal Revenue Code.
In its discretion, the Compensation Committee may specify that the holder of a restricted stock unit award is entitled to the payment of dividend equivalents under the award. Other terms and conditions applicable to restricted stock units may be determined by the Compensation Committee at the time of grant.
Performance Stock Awards and Performance Unit Awards
Performance unit awards will be payable in cash or shares of common stock, or a combination of cash and shares of common stock, and may be paid in a lump sum, in installments, or on a deferred basis in accordance with procedures established by the Compensation Committee. Any payment under a performance unit award will be made either (i) by a date that is no later than two and one-half months after the end of the fiscal year in which the performance unit payment is no longer subject to a “substantial risk of forfeiture” (as that term is defined in the Omnibus Plan) or (ii) at a time that is permissible under Section 409A of the Internal Revenue Code.
Subject to the terms and conditions of the Omnibus Plan, each holder of a performance stock award will have all the rights of a stockholder with respect to the shares of common stock issued to the holder pursuant to a performance stock award during any period in which such issued shares are subject to forfeiture and restrictions on transfer. These rights will include the right to vote such shares. The forfeiture restrictions and restrictions on transfer of the shares of common stock issued to the holder pursuant to a performance stock award will lapse upon the achievement of the established performance goals and in accordance with any other vesting or other restrictions originally established by the Compensation Committee.
Any performance goal for a particular performance stock award or performance unit award will be established by the Compensation Committee prior to the earlier of (i) 90 days after the commencement of the period of service to which such performance goal relates or (ii) the lapse of 25% of the period of service. In any event, the performance goal must be established while the outcome is substantially uncertain.
Other terms and conditions applicable to performance awards may be determined by the Compensation Committee at the time of grant.

Annual Incentive Awards
The Compensation Committee may grant annual incentive awards to executives who, by the nature and scope of their positions, regularly and directly make or influence policy decisions that significantly impact our overall results or success.
Annual incentive awards will be payable in cash. Subject to the terms and provisions of the Omnibus Plan, the Compensation Committee will determine the material terms of annual incentive awards, including the amount of the award, any vesting or transferability restrictions, and the performance period over which the performance goal of such award shall be measured.
Any performance goal for a particular annual incentive award will be established by the Compensation Committee prior to the earlier of (i) 90 days after the commencement of the period of service to which such performance goal relates or (ii) the lapse of 25% of the period of service. In any event, the performance goal will be established while the outcome is substantially uncertain.
Other Stock-Based Awards
The Compensation Committee may also grant other types of equity-based or equity-related awards not otherwise described by the terms and provisions of the Omnibus Plan in such amounts, and subject to such terms and conditions, as the Compensation Committee shall determine. Such awards may involve the transfer of shares of common stock to holders, or payment in cash or otherwise of amounts based on the value of shares of common stock, and may include awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
Each other stock-based award will be expressed in terms of shares of common stock or units based on shares of common stock, as determined by the Compensation Committee. The Compensation Committee also may establish performance goals relating to other stock-based awards. If the Compensation Committee decides to establish performance goals, the number and/or value of other stock-based awards that will be paid out to the holder will depend on the extent to which the performance goals are met.
Any payment with respect to an other stock-based award will be made in cash or shares of common stock, as determined by the Compensation Committee.
The Compensation Committee will determine the extent to which a holder’s rights under an other stock-based award will be affected by the holder’s termination of employment or other severance from service with us. Other terms and conditions applicable to other stock unit awards may be determined by the Compensation Committee at the time of grant.
Cash-Based Awards
The Compensation Committee may grant cash-based awards in such amounts and upon such terms as the Compensation Committee may determine. If the Compensation Committee exercises its discretion to establish performance goals, the number and/or value of cash based awards that will be paid out to the holder will depend on the extent to which such performance goals are met.
Any payment with respect to a cash-based award will be made in cash.
The Compensation Committee will determine the extent to which a holder’s rights under a cash-based award will be affected by the holder’s termination of employment or other severance from service with us. Other terms and conditions applicable to cash-based awards may be determined by the Compensation Committee at the time of grant.
Deferrals
The Compensation Committee will be allowed to permit a participant to defer the receipt of cash or shares pursuant to any awards under the Omnibus Plan. Any deferral permitted under the Omnibus Plan will be administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code.

EFFECT OF CERTAIN TRANSACTIONS AND CHANGE OF CONTROL
The Omnibus Plan provides that appropriate adjustments may be made to any outstanding award in case of any change in the Company’s outstanding common stock by reason of recapitalization, reorganization, subdivision, merger, consolidation, combination, exchange, stock dividend, or other relevant changes to the Company’s capital structure. For any award granted under the Omnibus Plan, the Compensation Committee may specify the effect of a change in control of the Company with respect to that award.
FEDERAL INCOME TAX CONSEQUENCES
The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options and awards pursuant to the Omnibus Plan under the law as in effect on the date of this proxy statement. The rules governing the tax treatment of such options and awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not purport to cover all federal employment tax or other federal tax consequences associated with the Omnibus Plan, nor does it address state, local, or non-U.S. taxes.
Options, SARs, Performance Stock Awards, Performance Unit Awards and Other Stock-Based Awards. A participant generally is not required to recognize income on the grant of an option, a SAR, a performance stock award, a performance unit award or an other stock-based award. Instead, ordinary income generally is required to be recognized on the date the option or SAR is exercised, or in the case of performance stock awards, performance unit awards or other stock-based awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized is: (a) in the case of an option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a SAR, the fair market value of any shares or cash received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of performance stock awards, performance unit awards or other stock-based awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.
Annual Incentive Awards and Cash-Based Awards. Upon payment of an annual incentive award or cash-based award, a participant is required to recognize ordinary income in the amount of the award paid.
Restricted Common Stock. Unless a participant who receives an award of restricted Common Stock makes an election under section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted Common Stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a section 83(b) election has not been made, any dividends received with respect to restricted Common Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. If a participant makes a section 83(b) election within 30 days of the date of transfer of the restricted Common Stock, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the participant paid, if any, for the shares.
Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted or awarded under the Omnibus Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.
Deductibility by Quanex Building Products Corporation. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under section 162(m) of the Code (see “Performance Based Compensation” and “Parachute Payments” below).
Performance Based Compensation. In general, under section 162(m) of the Code, remuneration paid by a public corporation to its Chief Executive Officer and its other three highest compensated officers (excluding the chief financial officer), ranked by pay, is not deductible to the extent it exceeds $1 million for any year. Taxable payments or benefits under the Omnibus Plan may be subject to this deduction limit. However, under section 162(m), qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under shareholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The Omnibus Plan has been designed so that the Compensation Committee in its discretion may grant qualifying exempt performance-based awards under the Omnibus Plan.

Parachute Payments. Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of options and benefits paid under other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the corporation.
Withholding. Awards under the Omnibus Plan may be subject to tax withholding. Where an award results in income subject to withholding, the Company may require the participant to remit the withholding amount to the Company or cause shares of Common Stock to be withheld or sold in order to satisfy the tax withholding obligations.
Section 409A. Awards of SARs, performance stock awards, performance unit awards, annual incentive awards, other stock-based awards or cash-based awards under the Omnibus Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of section 409A of the Code. Generally, to the extent that deferrals of these awards fail to meet certain requirements under section 409A of the Code, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of section 409A of the Code are satisfied. It is the intent of the Company that awards under the Omnibus Plan will be structured and administered in a manner that either complies with or is exempt from the requirements of section 409A of the Code.
RECOMMENDATION
The Board of Directors recommends a vote “FOR” approval of the material terms of the performance criteria for performance stock awards, performance unit awards and annual incentive awards under the Omnibus Plan. Approval of the proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Meeting. If you do not vote against or abstain from voting on the proposal, your proxy will be voted “FOR” approval of the proposal. Abstentions will be counted as shares entitled to vote on the proposal and will have the same effect as a vote “AGAINST” the proposal. A broker non-vote will be counted for purposes of establishing a quorum, but will not be treated as a share entitled to vote on the proposal. This will have the effect of reducing the absolute number of shares necessary to approve the proposal.

EXECUTIVE OFFICERS
Set forth below is certain information concerning the executive officers of the Company, each of whom serves at the pleasure of the Board of Directors. There is no family relationship between any of these individuals or any of the Company’s directors.

Name and Age	Office and Length of Service
David D. Petratis, 51	Chairman of the Board, President and Chief Executive Officer since 2008
Brent L. Korb, 36	Senior Vice President — Finance and Chief Financial Officer since 2008
Kevin P. Delaney, 47	Senior Vice President — General Counsel and Secretary since 2007
Jairaj T. Chetnani, 37	Vice President — Treasurer since 2008
Paul A. Hammonds, 52	Vice President — Corporate Development since 2007
Deborah M. Gadin, 39	Vice President — Corporate Controller since 2008
Mr. Petratis was elected Chairman of the Board on December 4, 2008, and was named President and Chief Executive Officer of the Company on July 1, 2008. Prior to that time, Mr. Petratis was President and Chief Executive Officer since 2004, and Chief Operating Officer from 2003 to 2004, of Schneider Electric’s North American Operating Division, a global specialist in energy management. Prior to that time, Mr. Petratis was President of MGE UPS Systems American, a spin-off of Schneider Electric. Prior to that, he held key management positions with Square D from 1981 until 1994. Square D was acquired by Schneider Electric in 1991.
Mr. Korb was named Senior Vice President — Finance and Chief Financial Officer of the Company on August 1, 2008. Mr. Korb was named Vice President — Corporate Controller of Quanex Corporation in 2005, and was elected to the same position with the Company upon its creation on December 12, 2007. Prior to his election as Vice President — Corporate Controller of Quanex Corporation, Mr. Korb served as Assistant Controller of Quanex Corporation from 2003 to 2005. Prior to that time, Mr. Korb was Controller & Director of Business Analysis since 2003, and Manager of Business Analysis since 2001, of Resolution Performance Products, a manufacturer of specialty chemicals. From 1996 to 2001, Mr. Korb held positions at Service Corporation International, a provider of funeral, cremation and cemetery services, including Director International Finance & Accounting, Manager International Finance & Accounting, Manager Corporate Development, Manager Strategic Planning, and Financial Analyst.
Mr. Delaney was named Senior Vice President — General Counsel and Secretary of Quanex Corporation on February 24, 2005, and was elected to the same position with the Company upon its creation on December 12, 2007. Prior to that, he was Vice President — General Counsel of Quanex Corporation since 2003, and Secretary since 2004. Prior to that he was Chief Counsel for Trane Residential Systems, a business of American Standard Companies, a global manufacturer with market leading positions in automotive, bath and kitchen and air conditioning systems, since 2002, Assistant General Counsel for American Standard Companies since 2001 and Group Counsel for The Trane Company’s North American Unitary Products Group since 1997. Prior to that time, Mr. Delaney was Vice President — General Counsel with GS Roofing Products Company, Inc. from 1995 to 1997 and Senior Attorney with GTE Directories Corporation from 1991 to 1995.
Mr. Chetnani was named Vice President — Treasurer of the Company on December 1, 2008, and prior to that time was Treasurer with MEMC Electronic Materials, a NYSE listed global manufacturer of semiconductor wafers since 2005. Prior to that time, Mr. Chetnani held positions of increasing responsibility in Corporate Treasury at YRC Worldwide, Inc., a Fortune 500 transportation services provider and Hillenbrand Industries, an international holding company in the medical, funeral and financial services industries.
Mr. Hammonds was named Vice President — Corporate Development of Quanex Corporation on February 24, 2005, and was elected to the same position with the Company upon its creation on December 12, 2007. Prior to that he was Director of Corporate Business Development for Quanex Corporation since 2003. Prior to that time, Mr. Hammonds was Director, Catalog Operations and Supplier Integration for ICG Commerce Inc., a provider of electronic procurement services, since 2000. For eleven years prior to that Mr. Hammonds held positions with Grainger Industrial Supply including Product Category Director, Director of Product Process Development and Division Manager.
Ms. Gadin was named Vice President — Controller of the Company on June 16, 2008. Ms. Gadin was named Assistant Controller of Quanex Corporation in 2005, and was elected to the same position with the Company upon its creation on December 12, 2007. Prior to 2005, Ms. Gadin was Director of Financial Planning, Reporting and Analysis at Hexion Specialty Chemicals, the world’s largest producer of resins for industrial applications since 2004. From 1996 to 2004, Ms. Gadin held positions of increasing responsibility at Service Corporation International, including Director Financial Reporting, Director Operational Process Improvement, Director Finance and Development, Director Corporate Development, Manager Corporate Development and Senior Financial Analyst. Prior to that time, Ms. Gadin was a certified public accountant at Coopers and Lybrand LLP.

DIRECTOR AND OFFICER COMPENSATION
Director Compensation
Directors who are also employees of the Company do not receive any additional compensation for serving on our Board. Mr. Petratis and Mr. Jean were the only directors who were also employees of the Company, and as such they did not receive any additional compensation for such service.
In fiscal 2008, our non-employee directors received the following compensation:
•	Annual Cash Retainer(1) — $40,000/year paid quarterly
•	Board Meeting Fees(1) — $1,500/meeting ($1,250/telephonic meeting)
•	Committee Meeting Fees(1) — $1,250/meeting
•	Committee Chairman Fees(1)
•	$15,000/year paid quarterly to the chairman of the Nominating and Corporate Governance Committee (who also serves as the lead director)
•	$10,000/year paid quarterly to the chairmen of the Audit Committee and Compensation and Management Development Committee
•	Executive Committee Chair receives no extra pay
•
Annual Stock Retainer(2) — Equivalent value of $25,000 in restricted stock units and equivalent value of $50,000 in options to purchase shares of the Company’s common stock. Both the restricted stock units and the stock options vest immediately upon issuance on October 31, however the restricted stock units are restricted until the director ceases to serve in such role.

•
Initial Stock Option Grant(2) — Following the first full year of service as a director, each non-employee director receives an initial stock option grant to purchase 5,000 shares of the Company’s common stock. These options vest immediately.

•
Initial Transaction-Related Stock Option Grant — Directors who served as directors of Quanex Corporation received an initial stock option grant of 10,000 options on the date the Company was spun off from Quanex Corporation.

•	Messrs. Barger and Ross received an equivalent value of $40,000 in restricted stock units for serving on the CEO Search Committee.
•	Expense Reimbursement — Directors are reimbursed for their expenses relating to attendance at meetings.
Because he was a director of Quanex Corporation prior to July 1, 1997, Mr. Barger is the beneficiary of a $50,000 whole life insurance policy provided by the Company at a cost of $1,755 for fiscal 2008.

1.
Non-employee directors are permitted to defer all or any part of their cash retainers and fees under the Quanex Building Products Corporation Deferred Compensation Plan (the “DC Plan”). These deferrals are placed into notional accounts maintained under the DC Plan and are deemed invested in cash, units denominated in Common Stock, or any of the accounts available under the Company’s qualified 401(k) plan, as the director elects. If a director elects to make a deferral to his or her notional common stock unit account for a period of three full years or more, a matching award equal to 20% of the amount deferred is made by the Company to the director’s notional account. The number of units that is deemed invested in Company common stock units and credited to a director’s notional account is equal to the number of shares of Common Stock that could have been purchased with the dollar amount deferred or matched based on the closing price of the Common Stock on the New York Stock Exchange on the date the amount would have been paid had it not been deferred. If a dividend or other distribution is declared and paid on Common Stock, for each notional common stock unit credited to a director’s account a corresponding credit will be accrued in the director’s notional matching account. Except with respect to matching deferrals (and dividend deferrals, if any), all director deferrals are 100% vested. Matching deferrals (and dividend deferrals, if any) are 100% vested, unless a director receives a distribution from the DC Plan for any reason, other than death, disability or retirement, within three years after a deferral was credited to his or her notional common stock unit account. If a director receives such a distribution from the DC Plan, any matching amount corresponding to the deferral that has been credited for less than three years, plus any dividends or other distributions that correspond to such matching amount, will be forfeited. No payments may be made under the DC Plan until a distribution is permitted in accordance with the terms of the DC Plan. In the event of a “change of control” of the Company, any amount credited to a director’s account is fully vested and is payable in cash within five days after the change of control occurs. A “change in control” is defined generally as (i) an acquisition of securities resulting in an individual or entity or group thereof becoming, directly or indirectly, the beneficial owner of 20% or more of either (a) the Company’s then-outstanding Common Stock or (b) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a change in a majority of the persons who were members of the Board of Directors as of December 12, 2007 (the “Incumbent Board”), (iii) generally, a reorganization, merger or consolidation or sale of the Company or disposition of all or substantially all of the assets of the Company, or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. For this purpose, an individual will be treated as a member of the Incumbent Board if he becomes a director subsequent to December 12, 2007, and his election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board; unless his initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group other than the Board. All distributions under the DC Plan will be made in cash. Any deferral or payment permitted under the DC Plan will be administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code of 1986.

2.	Restricted stock unit grants and stock option grants are issued from the Quanex Building Products Corporation 2008 Omnibus Incentive Plan.
The table below shows the compensation of our non-employee directors in fiscal 2008.

					Change in
					Pension Value &
					Nonqualified
		Fees Earned			Deferred
		or Paid in	Stock	Option	Compensation	All Other
		Cash(2)	Awards(3)	Awards(3)	Earnings(4)	Compensation(5)	Total
Name	Year(1)	($)	($)	($)	($)	($)	($)

Donald G. Barger, Jr.	2008 QBP	34,500	45,818	85,494	—	8,955	174,767
	2008 Pred	38,250	17,630	958,158	—	171,569	1,185,607
Susan F. Davis	2008 QBP	32,000	24,998	85,494	—	6,564	149,056
	2008 Pred	35,000	17,630	561,703	—	98,652	712,985
Joseph J. Ross	2008 QBP	35,750	45,818	85,494	—	7,450	174,512
	2008 Pred	36,250	17,630	1,270,663	—	43,733	1,368,276
Joseph D. Rupp	2008 QBP	25,750	24,998	85,494	—	164	136,406
	2008 Pred	30,750	7,909	81,565	—	170	120,394
Richard L. Wellek	2008 QBP	30,750	24,998	85,494	—	6,314	147,556
	2008 Pred	37,000	17,630	844,042	—	7,779	906,451

(1)
Quanex Building Products Corporation spun off from Quanex Corporation on April 23, 2008. Director compensation for the period from November 1, 2007 to April 22, 2008 relates to Quanex Corporation, the Company’s predecessor, and is denoted as “2008 Pred”. Director compensation for the period from April 23, 2008 to October 31, 2008 relates to Quanex Building Products Corporation and is denoted as “2008 QBP”. Compensation in 2008 from Quanex Corporation also reflects items specifically resulting from the spin-off and merger transactions.

(2)
Amounts shown reflect fees earned by the directors from Quanex Building Products Corporation and its predecessor during fiscal year 2008. During fiscal 2008, Ms. Davis and Messrs. Barger, Ross, and Wellek elected to defer cash compensation of $67,000, $72,750, $72,000, and $67,750, respectively, under the DC Plan in the form of notional common stock units, and their accounts were credited with 2,634, 2,848, 2,870, and 2,598 notional common stock units, respectively.

(3)
These columns show respectively, the dollar amounts for restricted stock units and stock options recognized for financial statement reporting purposes with respect to fiscal year 2008 in accordance with FAS 123(R). Director grants vest immediately and as such are expensed on the date of grant. The stock-based compensation expense prior to the spin-off on April 23, 2008 was driven by stock awards issued by the Company’s predecessor, Quanex Corporation. All predecessor stock options and stock awards were settled just prior to completion of the spin-off on April 23, 2008, as set forth in the various operative agreements relating thereto. These predecessor awards had been received by the directors during their respective years of service as members of the Quanex Corporation Board of Directors; Ms. Davis and Messrs. Barger, Ross, Rupp and Wellek served 10 years, 13 years, 7 years, 1 year and 5 years, respectively. These predecessor stock options were effectively modified for financial reporting purposes pursuant to FAS 123(R), resulting in incremental fair value and expense. The following incremental compensation expense from this modification is reported in the rows denoted as “2008 Pred” as it relates to the Company’s predecessor:

Option
Awards
Name	($)

Barger	958,158
Davis	561,703
Ross	1,270,663
Rupp	—
Wellek	844,042
As all predecessor restricted stock units and option awards were settled prior to the spin-off of the Company, compensation for the period beginning April 23, 2008 (2008 QBP) reflects expense solely from awards issued by Quanex Building Products Corporation in 2008. A discussion of the assumptions used in calculating these values may be found in Note 14 to Quanex Building Products Corporation’s audited financial statements on Form 10-K for the year ended October 31, 2008. These amounts reflect Quanex Building Products Corporation’s accounting expense for these awards and do not necessarily correspond to the actual value that may be recognized by directors.

The following table shows the grant date fair value of restricted stock units and option grants made during fiscal year 2008 as well as the aggregate number of restricted stock units and stock option awards outstanding for each director as of October 31, 2008:

		Restricted Stock Units			Stock Options
				Outstanding			Outstanding
		Grant Date		as of October	Grant Date		as of October
		Fair Value		31, 2008	Fair Value		31, 2008
Name	Period	($)		(#)	($)		(#)

Barger	2008 QBP	65,002	(i)	5,002	85,494		20,421
	2008 Pred	—		—	—		—
Davis	2008 QBP	24,998		2,729	85,494		20,421
	2008 Pred	—		—	—		—
Ross	2008 QBP	65,002	(i)	5,002	85,494		20,421
	2008 Pred	—		—	—		—
Rupp	2008 QBP	24,998		2,729	85,494		20,421
	2008 Pred	—		—	81,565	(ii)	—
Wellek	2008 QBP	24,998		2,729	85,494		20,421
	2008 Pred	—		—	—		—

(i)	During fiscal 2008, Messrs. Barger and Ross each received an equivalent value of $40,000 in restricted stock units for their service on the CEO Search Committee.

(ii)	Amount reported represents an initial stock option grant for Mr. Rupp’s first full year of service as a director of Quanex Corporation.

(4)	The Company does not provide a pension plan for non-employee directors. None of the directors received preferential or above-market earnings on deferred compensations.

(5)
Amounts shown represent (a) the dollar value of the Company’s matching awards made in the form of notional common stock units, pursuant to the terms of the Company’s Deferred Compensation Plan, (b) dividends on outstanding restricted stock units, (c) premiums paid by Quanex Building Products Corporation on Mr. Barger’s life insurance policy, and (d) payments to Messrs. Barger and Ross and Ms. Davis for settlement of their accounts under Quanex Corporation’s Frozen Non-Employee Director Retirement Plan in connection with the spin-off and merger transactions in April 2008. Messrs. Barger and Ross received $163,540 and $36,104, respectively, and Ms. Davis received $91,274 for their Non-Employee Director Retirement Plan settlement.

Compensation Discussion and Analysis
On April 23, 2008, Quanex Corporation completed the spin-off of its building products division to form Quanex Building Products Corporation. This Compensation Discussion and Analysis describes the compensation policies and programs adopted and applied by Quanex Building Products to its named executive officers with respect to the period from April 23, 2008 to October 31, 2008.
Compensation Philosophy
Our objective is to be a consistently high performing company. Our compensation plan and pay strategy are specifically designed to be determined by our key business drivers, such as changes in market demand for housing and building products as measured by the profit margins of our businesses, cash flow generation, returns to stockholders, and efficient management of our operations as measured by returns on capital. These business drivers allow us to meet our objectives and maintain a results-oriented culture. We will review the performance measures annually to make sure they are still relevant to our strategy. We design our incentive compensation plan to reward participants for their performance in these areas.

The objectives of our compensation program for executives are:
•	To provide competitive total compensation opportunity to our executives;

•	To attract executives who are qualified to perform the duties of their jobs;

•	To retain executives over the long term; and

•	To provide incentives for executives to focus their attention and efforts on achieving goals related to creating long term shareholder value.
The Company employs various programs for achieving the above objectives. These programs are discussed in more detail beginning under the section titled “Program Overview”.
Changes to Named Executive Officers During Fiscal 2008
During fiscal year 2008, several management changes were made, including the Board’s appointment in July 2008 of a new President and Chief Executive Officer, David D. Petratis, and rehire in August 2008 of a new SVP- Finance and CFO, Brent L. Korb. With the exception of David D. Petratis, all executives were formerly employed at Quanex Corporation and began their Quanex Building Products employment as of April 23, 2008. The terms of office and positions held by each of our Named Executive Officers is shown in the table below.

Name	Principal Position(s)	Term

Current Executives
David D. Petratis	Chairman, President & CEO President & CEO	December 5, 2008 — Present July 1, 2008 — December 5, 2008
Brent L. Korb*	SVP — Finance & CFO Vice President — Corporate Controller	August 1, 2008 — Present April 23, 2008 ** — June 13, 2008
Kevin P. Delaney	SVP — General Counsel & Secretary	April 23, 2008 ** — Present
Paul A. Hammonds	VP — Corporate Development	April 23, 2008 ** — Present

Former Executives
Raymond A. Jean	Chairman, President & CEO Executive Chairman	April 23, 2008 ** — July 1, 2008 July 1, 2008 — December 5, 2008
Thomas M. Walker	SVP — Finance & CFO	April 23, 2008 ** — July 31, 2008
John J. Mannion	VP — Treasurer	April 23, 2008 ** — November 30, 2008

*	Mr. Korb resigned from his position as Vice President — Corporate Controller, effective June 13, 2008. He was re-hired effective August 1, 2008 to assume the role of SVP — Finance & CFO.

**
The officers of Quanex Building Products Corporation were initially elected as officers on December 12, 2007. They did not become official employees of the Company, however, until completion of the transaction on April 23, 2008.

Compensation Consultant
The Compensation Committee engaged Cogent Compensation Partners, Inc. (“Cogent”) to help with its responsibilities. Cogent is an outside executive compensation consulting firm which serves as the Compensation Committee’s independent compensation consultant in designing our executive compensation program. Cogent is an independent consultant to our Board of Directors and is only retained for its consulting services to the Board that relate to executive and director compensation programs.

Timing of Certain Committee Actions
Salaries for each executive are reviewed and adjusted on an annual basis at a meeting of the Compensation Committee each December. Salary adjustments are based on the individual’s experience and background, performance during the prior year, the general movement of salaries in the marketplace, and our financial results.
Stock options and restricted stock awards are determined and awarded by the Compensation Committee generally at its regularly scheduled meeting each December. The timing of the Compensation Committee’s meeting are coordinated with the regularly scheduled meeting of our Board of Directors. Generally, at this meeting, the Compensation Committee approves awards for all equity participants, executive and non-executives. Exceptions to this practice may be in cases of new hires or promotions, from time to time.
Performance awards, both annual and long-term, are also determined at the Compensation Committee’s December meeting, as the financial results for the previous fiscal year are concluded at this time and the annual operating plan is reviewed by our Board of Directors at its December meeting.
Role of Executives in Establishing Compensation
Our Chief Executive Officer is the only executive who works with the Compensation Committee and compensation consultant in establishing compensation levels and performance targets. Our Chief Executive Officer is responsible for reviewing the compensation and performance of the other executive officers. Therefore, he will make recommendations to the Compensation Committee regarding adjustments in compensation to such executive officers. The Compensation Committee considers the Chief Executive Officer’s recommendations along with the committee’s own evaluation of the individual and business performance and the market data provided by its compensation consultant. In making his recommendations, the Chief Executive Officer relies upon his evaluation of his direct reports’ performance and competitive compensation information. The Chief Executive Officer does not recommend his own compensation. The Compensation Committee determines the Chief Executive Officer’s salary and incentive awards based upon an assessment of individual and company performance as well as market data provided by the compensation consultant.
The Chief Executive Officer recommends Annual Incentive Awards (AIA) performance goals to the Compensation Committee. The Chief Executive Officer, with input from the compensation consultant, recommends performance goals for long-term incentive awards that are properly aligned with the business goals and compensation strategy. The target award values for both annual and long-term incentives are independently recommended by the compensation consultant to the Compensation Committee. The Compensation Committee approves these target award levels annually based on its knowledge of the business and the competitive market.
Our Senior Vice President — General Counsel and Secretary serves as the liaison to the Compensation Committee and interfaces with the compensation consultant to carry out the duties of the Compensation Committee.
Competitive Positioning
Every year the Compensation Committee examines the level of competitiveness and overall effectiveness of our executive compensation program. During fiscal 2008, the Compensation Committee’s independent compensation consultant recommended the adoption of and assisted with the development of a Reference Group comprised of 33 direct and related industry comparator companies. The compensation consultant observed that the competitive market for companies in the building products market was significantly fragmented in terms of size of organizations, and the public versus private ownership of companies. These factors make meaningful comparisons to compensation difficult. The use of a larger Reference Group is intended to provide more statistically valid comparisons with less volatility from year to year. Generally, each Reference Group company was selected based on its similarity in size, complexity, revenue and market capitalization to Quanex Building Products. Companies not considered direct industry peers were selected on these same criteria, in addition to other factors such as risk profile, asset intensity, margins, and industrial application of the primary business. The companies that were selected for our Reference Group include:

Actuant Corp.	Eagle Materials Inc.*	Louisiana-Pacific Corp.*
Albany International Corp.	Encore Wire Corp.	NCI Building Systems Inc.*
American Woodmark Corp.*	EnPro Industries Inc.	Nordson Corp.
Apogee Enterprises Inc. *	Freightcar America Inc.	Olympic Steel Inc.
Astec Industries Inc.	Gibraltar Industries Inc.*	Simpson Manufacturing Inc.*
Builders Firstsource Inc.*	Griffon Corporation*	Superior Industries International
Building Materials Holding Corporation**	Global Industries Ltd.	Texas Industries Inc.
Castle (A M) & Co.	Graco Inc.	Titan International Inc.
CLARCOR Inc.	Greenbrier Companies Inc.	Trex Company, Inc.*
Compass Minerals International Inc.	H&E Equipment Services Inc.	Wabash National Corp.
Drew Industries Inc.*	Headwaters Inc.	Watts Water Technologies Inc.

*
The eleven companies in the Reference Group identified by the asterisk are those we consider more traditional peers (i.e., Industry Reference Group). These companies will be used by the Compensation Committee to evaluate Company performance as they tend to best reflect the operational and financial performance of our industry.

**
Building Materials Holding Corporation was delisted as of October 29, 2008. It was used in the Company’s executive compensation analysis prior to being delisted. Going forward, it will be eliminated from the peer group.

The compensation consultant uses the Reference Group pay information, along with manufacturing and general industry survey data, to develop the appropriate range of compensation for each executive. The compensation consultant prepares an independent analysis of our key performance indicators such as profitability, growth, capital efficiency, balance sheet strength, and total return to stockholders compared to those companies in our Reference Group identified as Industry Peers. These results are then reported to the Compensation Committee so it has a thorough picture of the competitiveness of pay in the context of our performance compared with that of our peers. We believe that this analysis is essential to understanding the market for executive compensation. While the Compensation Committee uses this analysis to help frame its decisions on compensation, it uses its collective judgment in determining executive pay.
The Compensation Committee exercises discretion in making compensation decisions based on the following inputs: their understanding of market conditions, their understanding of competitive pay analysis, recommendations from the CEO regarding his direct reports, the Committee’s overall evaluation of the executive’s performance, and our overall compensation strategy. The Compensation Committee will not be bound by the competitive analysis alone but will use its judgment in interpreting the above factors.
Effect of Recent Economic Volatility on Executive Pay
The recent economic volatility has influenced our executive compensation programs due to its effect on the market. In this environment our fiscal 2008 Annual Incentive Award (AIA) incentive plan paid out below target levels. We also reviewed the continued appropriateness of the performance measures in our incentive plans and adopted performance measures that reflect the Company’s focus on profitability and cash flow for fiscal year 2009. We also decided to defer any salary increases for executives. While our normal schedule would have called for merit increases and salary adjustments during the December Compensation and Management Development Committee meeting, we decided to defer those decisions until more is known about the direction of the market. We also considered the changes in stock price and its effect on the Company’s long-term incentive grants. The impact of a lower share price generally results in more options and restricted shares being granted to plan participants. We reviewed the resulting number of shares required to meet our long-term incentive target values and determined that number was within a reasonable range and therefore made no changes to our target award values.
Program Overview
Our executive compensation program includes base salary, annual cash incentive compensation, long-term incentives and executive benefits. Our long-term incentive program consists of stock option grants, restricted stock grants and performance unit awards. By design, the majority of compensation value available to our executives is considered “at-risk”. That is, the opportunity to earn value is largely dependent on the executive and the Company meeting certain performance and value creation goals. We set realistic but challenging goals in our annual incentive and performance unit plans. In both cases, if we fail to meet the pre-determined standards, no plan-based compensation is earned by executives. The amount of pay that is “at-risk” for an executive is directly related to the level of responsibility held by the position. Our highest ranking executive will have the most “at-risk” pay as a percentage of total compensation.
Under the terms of our AIA and Performance Units, the Compensation Committee may, in its discretion, adjust payouts to executives downward. Because the plans are intended to comply with Internal Revenue Code Section 162(m), no upward discretion in determining payouts is contemplated.

We evaluate the various components of compensation annually relative to the competitive market for prevalence and value. By setting each of the elements against the competitive market within the parameters of our compensation strategy, the relative weighting of each element of our total pay mix will vary by individual. We do not anticipate setting fixed percentages for each element of compensation. The mix may also change over time as the competitive market moves or other market conditions which affect us change.
We do not have and do not anticipate establishing any policies for allocating between long-term and currently paid compensation, or between cash and non cash compensation. We have a process of assessing the appropriate allocation between these elements of compensation on a periodic basis and adjusting our position based on market conditions and our business strategy.
Base Salary
Purpose: This element is intended to compensate executives for their qualifications and the value of their job in the competitive market.
Competitive Positioning: We have set the market median reported to us by our compensation consultant as our strategic target for base salary. This will help keep us competitive without contributing to excessive increases in this foundational element of compensation. We review each executive’s salary and performance every year to determine whether their base salary should be adjusted. Along with individual performance, we also consider movement of salary in the market, as well as our financial results from the prior year to determine appropriate salary adjustments.
While the Compensation Committee applies general compensation concepts when determining competitiveness of our executives’ salaries, the Compensation Committee considers base salaries as being generally competitive when they are within approximately 10% of the stated market target (in this case, the market’s 50th percentile). In the most recent analysis using our new peer group plus general industry data, the salaries for our executives ranged from 102% to 84% of the market’s 50th percentile.
Changes for Fiscal 2009: The CEO recommended to the Compensation Committee at its December 2008 meeting that no changes be made at this time to executive salaries considering the economic environment and the recent employee lay-offs at Quanex Building Products. The CEO’s salary was set at $700,000 at the inception of his employment. Per his employment agreement, his salary was to increase to $725,000 as of December 1, 2008. The CEO waived his right to receive payment of his base salary increase at this time in light of the circumstances.
Except as noted below with respect to Mr. Mannion, the current annual base salaries in effect as of fiscal year end 2008, remain in effect for (i) our Chief Executive Officer, (ii) our Chief Financial Officer and (iii) the three most highly compensated executive officers as follows:

Name and Principal Position	Annual Base Salary ($)
David D. Petratis	700,000
Chairman, President and CEO
Brent L. Korb	325,000
Senior Vice President — Finance and CFO
Kevin P. Delaney	265,000
Senior Vice President — General Counsel and Secretary
Paul A. Hammonds	195,000
Vice President — Corporate Development
John J. Mannion*	165,000
Vice President — Treasurer

*
Mr. Mannion’s employment ended with the Company, effective November 30, 2008. His replacement as Vice President — Treasurer began his employment with the Company on December 1, 2008, and earns an Annual Base Salary of $200,000.

Annual Incentive Awards
Purpose: This element of compensation is intended to reward executives for the achievement of annual goals related to key business drivers. It is also intended to communicate to executives the key business goals of the Company from year to year.
Competitive Positioning: The Company’s stated strategy is to target the market median for annual incentives for performance that meets expected levels. We have established the range of possible payouts under the plan so that our competitive position could be above or below our stated strategy based on performance outcomes. When reviewing the competitiveness of total cash compensation (salary plus bonus), the range is significantly wider since practices in the market vary considerably. Our most recent analysis showed all but one of our executives to be in a range of 118% to 87% of the market median on total cash compensation.
Plan Mechanics and Measures: The Omnibus Plan serves as the governing plan document for our AIA, and is based on achieving pre-set, objective performance measures. Performance against these measures will be used to determine the amount of annual incentive compensation to be awarded to each executive officer.
Fiscal 2008: Due to the timing of the distribution completed in April 2008, the Compensation Committee decided that, for the period during fiscal year 2008 that represents the time from distribution date to the end of the fiscal year (i.e., April 23, 2008 — October 31, 2008), the AIA was based on the Return on Net Assets (RONA) of our operating divisions. The targets and resulting performance are shown in the table below:

Goal	Threshold	Target	Maximum	Actual Results

Return on Net Assets	12.1%	17.8%	23.1%	14.0%
We set the target performance goal for RONA at a level that represents a reasonable opportunity of achievement based on the forecasted performance of the divisions. The target performance level is driven from our business budgeting process, which uses a number of assumptions about the state of our markets and material commodity prices to determine our expected financial performance (including expected sales, expected expenses and other factors). We recognize the volatility in the market through establishing a range of outcomes around the target. RONA is a profit efficiency ratio calculated by dividing the operating income by average net assets. The ratio uses operating income from the income statement and net assets from the balance sheet, providing managers a meaningful incentive to profitably manage assets. Our performance against these pre-established goals determines the potential payout to executives within a range from threshold to maximum as set forth below.
Target Award Levels: Based on competitive market practices for annual incentives, we set a target award opportunity for each of our executives. This is the amount of incentive compensation the executive can earn when performance meets expected results, or “target”. The target award is expressed as a percentage of base salary. The corresponding threshold, target and maximum RONA levels were established at the beginning of the plan year (April 2008). The levels are driven by the annual operating plan process which focuses objectives on changes in revenue and operating income. The threshold RONA performance level represents a reasonable opportunity of achievement. In setting the goals for RONA, the Company used its goal setting process for developing the Company’s business plan. This process used assumptions about the broad market for building products and the Company’s expected results. Scenarios were developed based on a range of assumptions used to build the budget. We did not perform specific analysis on the probability of achievement given that the market is difficult to predict. Rather we relied on our experience in setting these goals and our objective of setting a reasonably attainable goal.
The target RONA performance level requires achievement of all operating income objectives, and the maximum RONA performance level is set such that all objectives must be meaningfully exceeded. The amount of the AIA payout in a particular year for an executive is calculated by comparing the actual performance against the threshold, target and maximum payout levels established at the start of the year. Actual performance below the threshold level results in no payout, whereas actual performance above the maximum level results in maximum payout. Actual performance between the threshold and maximum levels results in a pro rata payout between either the threshold and target payout or the target and maximum payout based on where the actual results fall.

The table below reflects the payout percentage of an executive’s base salary at the threshold, target and maximum levels of performance.
Potential AIA Payout
Expressed as a % of Salary

Participant	Threshold	Target	Maximum
CEO	25.00%	100.00%	200.00%
SVPs	18.75%	75.00%	150.00%
VPs	10.00%	40.00%	80.00%
We set our annual incentive award opportunities so that when superior performance is achieved, the executive will have the opportunity to earn compensation near the market’s upper quartile. This opportunity is only realized when our performance significantly exceeds the performance goals we have set. We believe this motivates our executives to outperform the goals that are set for them, and in turn put us in a position to outperform a large percentage of our peers. The Omnibus Plan does not provide for any subjective individual performance element.
Fiscal 2009: In establishing the goals for fiscal 2009, we considered the key performance measures for the business given the current market environment. Specifically, we believe that maintaining focus on earnings and cash flow will be essential to success in 2009. For this reason, the Compensation Committee adopted performance measures for the AIA consisting of Earnings Before Interest, Taxes, Depreciation, and Amortization (or “EBITDA”), weighted 67%, and Modified Free Cash Flow, weighted 33%. The Company set the goals for each performance measure based on the forecasted results of the operating divisions, and the projected market for building products.
Long-Term Incentive Compensation
Purpose: We have a long-term incentive program designed to reward executives for the achievement of longer term goals and the creation of shareholder value over time. We believe that having a long-term compensation plan, with compensation at-risk, will properly motivate our management to focus on our long-term viability, providing alignment with the interests of our shareholders. Long-term incentives are also critical to the retention of our key employees. For these reasons we have placed more value on the long-term incentive element of compensation than on other elements (for most named executive officers, this element of compensation comprises at least half of their total direct compensation). Our long-term incentive program offers our executives an opportunity for personal capital accumulation. Our long-term compensation is awarded through a number of vehicles, which currently include stock options, performance units and restricted stock awards.
Competitive Positioning: For long-term incentives, we target the opportunity to earn the market’s 75th percentile when performance warrants. When reviewing the position versus the market, we found that the executives range from 107% to 99% of the market’s 75th percentile. We believe that the reason for the wide range of competitiveness in compensation is that our new peer group does not provide long-term incentive awards with the consistency of Quanex Corporation’s previous peer group. In response to this finding, the Compensation Committee decided to lower the target long-term incentive value for the CEO from 350% to 300%. Similarly, the target for the SVP — Finance and CFO was previously set at 225%. Based on the same market review, that target was lowered to 200% in August of 2008, when the new SVP — Finance and CFO was hired.
Participation: Participation in the program will extend from the senior-most corporate executives to the heads of our divisions. From year to year, the Chief Executive Officer may recommend adjustments to the value of long-term incentives awarded to the other executive officers, based on his assessment of their individual contribution. Participation in the stock option and restricted stock award program extends through the organization to include key employees of divisions and corporate staff.
Target Award Levels: The CEO’s total long-term incentive value was established based on our compensation goal of providing the opportunity to earn 75th percentile long-term incentive compensation value when performance warrants. It represents more than 50% of the CEO’s total direct compensation. When establishing appropriate targets for other named executive officers, we also targeted approximately the 75th percentile of the competitive market. As a result, their long-term incentive award value represents relatively less as a percentage of total direct compensation, reflecting their responsibilities and ability to influence shareholder values.

The following table sets forth the target award levels for long-term incentives of each of our named executive officers:
Long-Term Incentive
Target Award Levels

Current Long-Term
Incentive Target
Multiple of Base
Title	Salary
Chairman, President and CEO	300%
Senior Vice President — Finance and CFO	200%
Senior Vice President — General Counsel and Secretary	200%
Vice Presidents	70%
Vehicles and Goals: The Company’s ongoing program is designed to consist of a combination of stock options, performance units and restricted stock. The allocation between the long-term incentive vehicles is determined by the Compensation Committee based on the market information provided by its compensation consultant and input from senior management as to the key business drivers that allow us to maintain a results-oriented culture. The Omnibus Plan does not provide for any specific subjective individual performance component in determining the ultimate value of the award. Following is a description of each vehicle type and related performance goals.
Stock Options
Options to purchase company stock comprise approximately half of our long-term incentive target value and provide executives the opportunity to share in the increase in share value over time. They provide an element of compensation that varies along with changes in share price over time. These awards also offer our executives the opportunity to accumulate value (if the stock of the company appreciates) since the growth in value occurs over a long period of time (up to 10 years), and gains from that growth are not taxed until such time as the options are exercised. Since we generally use staggered vesting over three years for each award, stock options serve a meaningful role in the retention of our key employees.
The Compensation Committee’s decisions related to executive stock option grants will be made every December. In order to determine the number of stock options to be awarded to an executive, the Compensation Committee will take approximately half of the executive’s total long-term incentive target award value and divide it by the Black-Scholes value of an option to purchase our common stock. This strategy will allow for an appropriate balance between our growth strategy and risk profile, and will also provide an appropriate balance for accounting purposes and stock ownership dilution. Our stock options are granted at the fair market value closing price on the date of grant, have a term of ten years, and generally vest over a three year period.
Performance Units
Beginning in fiscal 2009, we awarded performance units to our executives. Performance units are payable in cash and are intended to motivate executives to achieve preset goals that are in line with critical business drivers. These awards also provide incentive for executives to outperform other companies in their peer group as measured by relative shareholder return.
The long-term performance unit cash plan is designed to motivate our executives to focus on our performance over a three year period. Performance unit awards are granted in December and comprise approximately 25% of our executives’ total long-term incentive grant value. Setting this percentage of long-term value on performance units will help bridge the line of sight for executives between annual accomplishments and long-term value creation. The performance measures are chosen to provide incentive for executives to focus on those things which we believe are directly linked to the creation of stockholder value over time. We will set target award values each year. These target values will be used to calculate the number of units that will be granted to each executive. The final value of each unit will not be determined until the end of a three-year performance cycle. That unit value will be dependent on our performance against preset goals. If the threshold level of performance is not met, no cash payout will occur. However, if maximum performance goals are met or exceeded, then the value of each unit could reach 200% of the target value.
Measures used for the performance units include Earnings Per Share Growth, or EPS Growth, and Relative Total Stockholder Return, or Relative TSR. Each goal will be weighted 50% of the total performance unit award.

This method will be used because we believe this type of award accomplishes three things: 1) the award has a strong link to performance measures that influence stock price performance, 2) the time period used for measurement helps smooth out the effect of stock market volatility and 3) the award measures our performance relative to our peer group, providing meaningful context to judge our performance in the market.
Restricted Stock
We award restricted stock to our executives which comprise approximately 25% of the long-term incentive value of our total value. Restricted stock provides meaningful value in retaining our key executives since they typically vest after a three-year period and provide a less volatile linkage to share price performance than stock options.
We also grant restricted stock awards to executives as another form of long-term compensation. The number of restricted stock awards we expect to make to a given executives will be determined by taking 25% of the participant’s long-term incentive value and dividing it by the current stock price at the time of the award. We chose 25% of the total value because it provides meaningful retentive value to our key executives, helps smooth out market volatility and is reasonably cost efficient. The restricted stock awards typically vest three years after the award is granted, so long as the participant remains employed by us. We believe restricted stock awards are an effective long-term compensation vehicle through which key employees can be retained, especially through volatile periods in the market.
2008 Fiscal Year Grants: Former Quanex Corporation Executive Officers did not receive their regular long-term incentive grants in December 2007 due to the impending spin-off of the Building Products business. On the distribution date of April 23, 2008, these officers received a long-term incentive grant of stock options and restricted stock intended to replace the grant not made in December 2007 by Quanex Corporation. The number of shares granted was determined by: 1) taking 50% of the participant’s target award value and dividing it by the projected Black-Scholes value of a Quanex Building Products stock option to determine the number of options, and 2) taking 50% of the participant’s target award value and dividing it by $14.50, the projected spin-off value of Company stock, to determine the number of restricted stock awards (the actual value at spin-off was $15.02). No performance unit awards were granted during fiscal 2008 due to the distribution and resulting partial fiscal year for Quanex Building Products.
Executives also received a stock option and restricted stock grant in connection with the spin-off on the distribution date. The purpose of the second grant was to further align the interests of the executives with shareholders of Quanex Building Products and foster retention in a time of transition and uncertainty. In order to determine the spin-off equity grant values, the executives were grouped by level in the organization. The award values were as follows: CEO — $1,500,000, SVPs — $750,000, each of VP — Corporate Development and VP — Corporate Controller — $500,000, and VP — Treasurer — $350,000. The number of shares granted was determined by 1) taking 75% of the participant’s award value and dividing it by the projected Black-Scholes value of an NX stock option to determine the number of options, and 2) taking 25% of the participant’s target award value and dividing it by $14.50, the projected spin-off value of Company stock, to determine the number of restricted stock awards (the actual value at spin-off was $15.02).

The following table shows the total number of stock options to acquire shares of our common stock and restricted stock awards we granted to our named executive officers on the distribution date of April 23, 2008:
Stock Option Grant and Restricted Stock Award Table — April 23, 2008

		Number of Shares of
	Number of Securities Underlying	Restricted Stock
Name	Options Granted (#)	Awarded (#)
Raymond A. Jean *	290,115	102,552
Chairman, President and Chief Executive Officer
Thomas M. Walker **	121,931	38,991
Senior Vice President — Finance and Chief Financial Officer
Kevin P. Delaney	104,809	29,897
Senior Vice President — General Counsel and Secretary
Paul A. Hammonds	57,316	13,417
Vice President — Corporate Development
Brent L. Korb **	58,546	14,071
Vice President — Corporate Controller
John J. Mannion **	41,271	9,862
Vice President — Treasurer

*	In connection with his retirement in December 2008, Mr. Jean forfeited all of these restricted stock awards, and all but 60,000 of the stock option awards.

**	In connection with their respective departures from the Company, Messrs. Walker, Korb and Mannion forfeited these restricted stock and stock option awards in their entirety.
2009 Fiscal Year Grants: At the Compensation Committee’s December 2008 meeting, executives were granted a combination of stock options, performance units and restricted stock awards based on the allocations discussed above.
The performance unit measures and goals include EPS Growth and Relative TSR, each weighted 50%. EPS Growth is measured as the cumulative value of EPS over the three-year performance period, and Relative TSR is expressed as the stock price appreciation plus dividends reinvested relative to appreciation of our peer group. Relative TSR is determined by calculating the change in the value of our stock plus the value of dividends and comparing that value with that of our peer group. This measure is considered by the Compensation Committee to be a meaningful way to assess our performance in terms of generating investment returns for stockholders. We use this measure relative to our peers over a three-year period as it gives a good indication of management’s ability to generate these returns compared to other companies in a similar market condition. Stock price performance is not captured in our audited financial statements. Our performance against these pre-established goals determines the potential payout to executives within a range from threshold to maximum as set forth below.

	Relative Total Shareholder	EPS Growth		Performance Unit Value
Milestones	Return Percentile	3 yr. cum.	Percent	R-TSR	EPS	Total
Maximum	75%	2.66	12%	$100.00	$100.00	$200.00
Target	60%	2.52	9%	$50.00	$50.00	$100.00
Threshold	40%	2.38	6%	$37.50	$37.50	$75.00
Special New-Hire Sign-On Awards
David D. Petratis was hired as the new President and CEO, effective July 1, 2008. As inducement to join the Company, Mr. Petratis was provided with the following sign-on equity grants and cash compensation as of his hire date, July 1, 2008:
•	Initial restricted stock grant of 40,000 which cliff vests on the third anniversary of his employment.

•	Initial stock option grant of 100,000, granted at fair market value, which vests in 1/3 increments on the 1st, 2nd and 3rd anniversaries of his employment.
•
“Make Whole” restricted stock grant of 25,000 shares and cash payment of $750,000 for forfeited equity awards at his previous employer. The restricted shares vest in 1/3 increments on the 1st, 2nd and 3rd anniversaries of his employment. The cash payment was made on the date of his employment.

Brent L. Korb was re-hired to the Company in a new role as the SVP — Finance and CFO, effective August 1, 2008. As an inducement to join, Mr. Korb was provided with the following sign-on equity grants as of his hire date, August 1, 2008.
•	Initial restricted stock grant of 30,000 which cliff vests on the third anniversary of his employment.
•	Initial stock option grant of 100,000, granted at fair market value, which vests in 1/3 increments on the 1st, 2nd and 3rd anniversaries of his employment.
Executive Benefits
Purpose: The role of our executive benefits is to provide indirect compensation that is meaningful to the kind of executives we intend to attract and retain. These programs provide meaningful and competitive post retirement income, contributing to our compensation strategy by allowing us to compete for talent among companies who provide similar benefits, and retain executives since these benefits require executives to remain with the Company to receive the Company provided benefits available under the plans. In some cases our plans replace benefits that would otherwise be lost because of plan limits imposed by the Internal Revenue Code.
Competitive Positioning: Our strategy with respect to executive benefits is to provide a meaningful benefit to executives at a cost that is efficient. We position ourselves at the middle of the market in terms of the executive benefits we offer. We provide our executives with health and welfare benefits that are consistent with our program for exempt personnel generally. Supplemental retirement and supplemental life benefits are also provided to our officers.
Program Elements
•
Retirement benefits. Our executives participate in the Company’s defined benefit pension plan, 401(k) defined contribution retirement plan, and supplemental executive retirement plans. Executives also receive company contributions under our 401(k) plan, a 20% match under our deferred compensation plan, a 15% match under our employee stock purchase program and dividends on unvested restricted stock.

•
Life insurance benefits. Our executives participate in Company provided life insurance, the amount of which is based on a multiplier of their age and/or income. Our executives also have the opportunity to purchase supplemental life insurance.

•
Perquisites. We provide our executives with certain perquisites which help us compete for executive talent, and in some cases, allow our executives to devote more attention to the business of the Company. These perquisites include financial and tax planning, company provided automobiles, club memberships and gross up payments equal to taxes payable on certain perquisites.

Post-Employment Compensation
Severance and change of control benefits also are provided under the employment agreements of our executives, as well as under our incentive plans. These benefits are discussed at greater length in the section entitled “Employment Agreements and Potential Payouts upon Termination or Change in Control.”
Deferred Compensation Plan
The Compensation Committee approved a non-qualified deferred compensation program. The program gives executives a chance to defer income. As with our various other plans and programs, this deferral opportunity is designed to attract and retain key executives.
The deferred compensation program is administered by the Compensation Committee. Before they can participate, eligible employees must first receive recommendation by our senior managers and then final approval by the Compensation Committee. Participants in the program may choose to defer up to 100% of their annual and long-term incentive bonuses. Participants may choose from a variety of investment choices in which to invest their deferrals over the defined deferral period. The plan provides that we will match 20% of the annual incentive deferrals invested in a Quanex Building Products common stock denominated account.

Executive Stock Ownership Guidelines
We encourage our executives to own our common stock because we believe such ownership provides strong alignment of interests between executives and stockholders. Our executive stock ownership guidelines provide that different levels of executives are expected to own a specific value of our common stock, expressed as a percentage of salary, within the later of three years of the spin-off or the date they assumed their role. The higher an executive’s rank, the more value is required to be owned. The chart below shows the guidelines by executive level.

Level	Typical Executive Position	Stock Ownership Goal
1	CEO	4x Base Salary
2	SVP	2x Base Salary
3	VP	1x Base Salary
Tax Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent that over $1 million is paid to certain officers annually, except for qualified performance-based compensation. Our 2008 annual cash bonus program and 2008 performance unit program are intended to qualify as performance-based compensation that is not subject to this 162(m) limitation.
Employment Agreements and Potential Payments Upon Termination or Change in Control
During fiscal 2008, the Company entered into change in control agreements with each of its named executive officers. We believe that the change in control agreements will help us to attract and retain our named executive officers by reducing the personal uncertainty and anxiety that arises from the possibility of a future business combination. During a potential change in control, we do not want executives leaving to pursue other employment out of concern for the security of their jobs or being unable to concentrate on their work. To enable executives to focus on the best interest of our stockholders, we offer change in control agreements that generally provide benefits to executives whose employment terminates in connection with a change in control.
In addition, to attract certain of our named executive officers to accept employment with us, we agreed to provide those officers who previously were employed by Quanex Corporation with severance agreements that will provide them certain of the protections they would have been entitled to if they had remained with Quanex Corporation following the spin-off. The Company also entered into a letter severance arrangement with the new President and CEO, effective July 1, 2008. The Company entered into these arrangements because executives at this level generally require a longer timeframe to find comparable jobs as fewer jobs at this level exist in the market. In addition, executives often have a large percentage of their personal wealth dependent on the status of their employer, given the requirement to hold a multiple of their salary in stock and the fact that a large part of their compensation is stock-based. The amount and type of benefits were based on competitive market practices for executives at this level.
The severance agreements and severance letter arrangement generally require only termination of employment before any benefits are paid (a “single trigger”), while the change in control agreements generally require both a change in control and a termination of employment before any benefits are paid (a “double trigger”). If an executive officer who is covered by both a change in control agreement and a severance agreement or letter experiences both a change in control of the Company and a termination of employment, benefits are payable under only the change in control agreement; in no event will the executive be able to receive payment under both the severance agreement or letter and the change in control agreement.
Severance Agreements
This section describes the severance agreements entered into by Quanex Building Products with the SVP — Finance and CFO, the SVP — General Counsel and Secretary, and the VP — Corporate Development. As described above, benefits are payable under the severance agreements following a termination of employment that meets certain requirements. A termination of employment that triggers benefits under the severance agreements includes (i) involuntary termination by us without cause and (ii) for the initial one-year period during which the severance agreement is effective, the voluntary termination by the executive for good reason. “Cause” exists if the executive commits gross negligence or willful misconduct in connection with his employment, an act of fraud, embezzlement or theft in connection with his employment, intentional wrongful damage to our property, intentional wrongful disclosure of our secret processes or confidential information or an act leading to a conviction of a felony or a misdemeanor involving moral turpitude. “Good reason” includes (but is not limited to) a material change in the executive’s primary duties, a material change in the executive’s title, a reduction in annual base salary, a reduction in the executive’s annual bonus, relocation of the executive’s place of employment to a location outside of the portion of the metropolitan area of the City of Houston, Texas, that is located within the highway known as “Beltway 8” and failure to provide benefits or a reduction in benefits.

If a named executive officer is entitled to benefits under the severance agreement, the named executive officer will receive the following:
•	Annual base salary and compensation for earned but unused vacation time accrued through the date of termination of employment;

•
Pro rated amount equal to the greater of the executive officer’s (i) target performance bonus for the year of the termination of employment and (ii) performance bonus for the year immediately preceding the year of the termination of employment;

•	Lump sum severance equal to 18 (Senior Vice Presidents) or 12 (Vice President) months’ of the executive’s base salary for the fiscal year in which the termination occurs;

•	Continued participation in health and welfare plans and payment of benefit premiums for 18 (Senior Vice Presidents) or 12 (Vice Presidents) months; and

•	All other perquisites to which the executive is entitled pursuant to the terms of the agreements providing for such perquisites.
President and CEO Severance Letter Agreement
This section describes the severance letter agreement entered into by Quanex Building Products and David D. Petratis, upon his hire as President and CEO. In the event that employment is terminated by the Board of Directors for any reason other than “Cause”, as defined in the change in control agreement, or a material violation of the Company’s Code of Business Conduct and Ethics, the following benefits would be payable:
•	Base salary continuation for two years (at the rate in effect immediately preceding the date of termination), paid semi-monthly for 24 months;

•	Pro-rated AIA bonus for the year of termination, as determined by the Board of Directors; and

•
Continued participation in health and welfare plans and payment of benefit premiums (i.e., medical, dental, vision, life, disability and any other welfare plans he currently participates in) for 18 months.

Change in Control Agreements
As described above, benefits are payable under the change in control agreements following both (i) termination of the named executive officer’s employment with us and (ii) a change in control of the Company. Each of the following events generally constitutes a change in control of the Company for purposes of the change in control agreements:
•
Any person or entity acquiring or becoming beneficial owner as defined in SEC regulations of 20% or more of (i) the then outstanding shares of common stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company;

•	Generally, our current directors ceasing to constitute a majority of our directors;

•
Consummation of a merger, consolidation, or recapitalization (unless the directors continue to represent a majority of the directors on the board, more than 80% of the pre-spin-off ownership survives, and, in the event of a recapitalization, no person owns 20% or more of (i) the then outstanding shares of our common stock or (ii) the combined voting power of our then outstanding voting securities);

•	The stockholders approve a complete liquidation or dissolution of the Company; or

•	The sale, lease or disposal of substantially all of our assets.

Terminations of employment that meet the termination requirement under the change in control agreements will be similar to but broader than those required under the severance agreements. Good reason under the change in control agreements will include (but will not be limited to):
•
the executive is assigned any duties inconsistent with his position; there is a change in his position, authority, duties or responsibilities; he is removed from, or not re-elected or reappointed to, any duties or position he previously held or was assigned or there is a material diminution in such position, authority, duties or responsibilities;

•	the executive’s annual base salary is reduced;

•	the executive’s annual bonus is reduced below a certain amount;

•	the executive’s principal office is relocated outside of the portion of the metropolitan area of the City of Houston, Texas that is located within the highway known as “Beltway 8”;

•	the executive’s benefits are reduced or terminated;

•	any other non-contractual benefits that were provided to the executive or any material fringe benefit is reduced;

•	the executive’s number of paid vacation days is reduced;

•	the executive’s office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) are reduced or moved;

•	the executive is required to perform a majority of his duties outside our principal executive offices for a period of more than 21 consecutive days or for more than 90 days in any calendar year; or

•	any provision of any employment agreement with the executive is breached.
If the executive officer is entitled to benefits under a change in control agreement, the executive officer would receive the following:
•	Annual base salary and compensation for earned but unused vacation time accrued through the date of termination of employment;

•
Pro rated amount equal to the greater of the executive officer’s (i) target performance bonus for the year of the termination of employment and (ii) performance bonus for the year immediately preceding the year of the termination of employment;

•
Lump sum severance equal to three times (for the Chief Executive Officer and Senior Vice Presidents) or two times (for Vice Presidents) the sum of (i) base salary for the year of termination and (ii) the greater of the executive officer’s (x) target performance bonus for the year of the termination of employment and (y) performance bonus for the year immediately preceding the year of the termination of employment;

•	Continued health and welfare benefits for the shorter of (i) three years from the date of termination or (ii) such time as the executive becomes fully employed; and

•	All other perquisites to which the executive is entitled pursuant to the terms of the agreements providing for such perquisites.

If an executive officer is entitled to benefits under a change in control agreement, the following would occur immediately upon the occurrence of a change in control (regardless of whether the named executive officer’s employment is terminated as a result of the change in control):
•	all options to acquire common stock and all stock appreciation rights pertaining to common stock held by the executive immediately prior to a change in control would become fully exercisable; and

•	all restrictions on any restricted common stock granted to the executive prior to the change in control would be removed and the stock would be freely transferable.
As set forth above, a named executive officer is entitled to benefits under either the severance agreement or the change in control agreement; under no circumstances can a named executive officer receive payment under both agreements.

Post-Employment Compensation Table
The following tables quantify the potential payments to named executive officers under the contracts and plans discussed above for various termination scenarios. In the case of those persons who are currently executives of the Company (included in the first table below), the termination is assumed to take place on October 31, 2008. For persons who are no longer employed by the Company (included in the second table below), the table provides the actual benefits such person received upon his departure. The tables show only the value of the amounts payable for enhanced compensation and benefits in connection with each termination scenario.
Current Executives

						NQ
		Pro-		Restricted		Deferred	Retirement
	Severance	rated	Options	Stock	Health	Comp.	(SERP &		Tax	Total
	Payment	Bonus	(Unvested)	(Unvested)(1)	Benefits(2)	(Unvested)	Restoration)(3)		Gross-Up	Benefit
Name	($)	($)	($)	($)	($)	($)	($)		($)	($)
David D. Petratis(4) Enhanced Retirement(5)	n/a	n/a	n/a	n/a	n/a	n/a	n/a		n/a	n/a
Death/Disability	n/a	500,000	—	66,337	n/a	—	n/a		n/a	566,337
Involuntary w/o Cause	1,400,000	500,000	n/a	n/a	18,604	n/a	n/a		n/a	1,918,604
Termination after Change in Control(6)	4,200,000	500,000	—	595,400	79,891	—	192,525		1,678,364	7,246,180

Brent L. Korb Enhanced Retirement(5)	n/a	n/a	n/a	n/a	n/a	n/a	n/a		n/a	n/a
Death/Disability	n/a	41,941	—	22,837	n/a	—	582,382	(7)	n/a	647,160
Involuntary w/o Cause	487,500	82,265	n/a	n/a	14,171	n/a	n/a		n/a	583,936
Termination after Change in Control(6)	1,706,250	82,265	—	274,800	33,863	—	402,511		998,705	3,498,394

Kevin P. Delaney Enhanced Retirement(5)	n/a	n/a	n/a	n/a	n/a	n/a	n/a		n/a	n/a
Death/Disability	n/a	52,939	—	47,769	n/a	—	991,063	(7)	n/a	1,091,771
Involuntary w/o Cause	397,500	103,835	n/a	n/a	17,328	n/a	n/a		n/a	518,663
Termination after Change in Control(6)	1,391,250	103,835	—	273,857	91,190	—	869,672		783,401	3,513,205

Paul A. Hammonds Enhanced Retirement(5)	n/a	n/a	n/a	n/a	n/a	n/a	n/a		n/a	n/a
Death/Disability	n/a	20,778	—	21,437	n/a	—	—		n/a	42,215
Involuntary w/o Cause	195,000	40,754	n/a	n/a	13,670	n/a	n/a		n/a	249,424
Termination after Change in Control(6)	546,000	40,754	—	122,900	40,388	—	—		—	750,042

(1)	Unvested restricted shares granted under the Quanex Building Products 2008 Omnibus Incentive Plan are forfeited except upon Death, Disability or termination after a Change in Control.

(2)
Health Benefits paid upon involuntary termination without cause include company paid COBRA premiums. Health Benefits paid upon termination after Change in Control includes continuation of all welfare benefits.

(3)	See Narrative to “Pension Benefit Table” for further description of SERP and Restoration Plan.

(4)	Mr. Petratis is guaranteed an annual bonus of $500,000 for the 2008 fiscal year pursuant to his Offer Letter.

(5)	Messrs. Petratis, Korb, Delaney and Hammonds have not reached the minimum retirement requirement of 55 years of age and five years of service with the Company as of October 31, 2008.

(6)	These benefits would be provided upon termination by the Company without Cause as well as the Executives’ resignation for Good Reason in connection with a Change in Control.

(7)	These amounts represent the present value of the Retirement Benefit as of October 31, 2008. Retirement Benefit amounts for Messrs. Korb and Delaney under the SERP are in the event of Disability only.
Former Executives

								Retirement		Tax
	Severance	Pro-rated		Restricted	Health	NQ Deferred		(SERP &		Gross-	Total
	Payment	Bonus(1)	Options	Stock(2)	Benefits	Compensation		Restoration)(3)		Up	Benefit
Name	($)	($)	($)	($)	($)	($)		($)		($)	($)
Raymond A. Jean
Retirement — December 2008	—	—	—	—	—	n/a		4,067,339	(4)	n/a	4,067,339

Thomas M. Walker
Separation from Service — July 2008	—	—	—	—	—	243,022	(4)	n/a		n/a	243,022

John J. Mannion
Separation from Service — November 2008	165,000	5,425	—	—	14,636	161,362	(4)	n/a		n/a	346,423

(1)
The pro-rated bonus relates only to fiscal year 2009. No amounts were included for fiscal year 2008 because Messrs. Jean and Mannion were still employed on October 31, 2008 and Mr. Walker did not receive a 2008 bonus due to his departure prior to the year end.

(2)	Unvested restricted shares granted under the Quanex Building Products 2008 Omnibus Incentive Plan are forfeited except upon Death, Disability or termination after a Change in Control.

(3)	The SERP value provided for Mr. Jean is the total benefit amount payable on July 1, 2009. See Narrative to “Pension Benefit Table” for further description of the SERP and Restoration Plan.

(4)	Amounts to be paid under the Non-Qualified Deferred Compensation Plan or SERP were 100% vested upon the departure date.

Summary Compensation Table
The following table provides information about the compensation of Quanex Building Products Corporation’s Chief Executive Officer, its Chief Financial Officer, its former Chief Executive Officer and former Chief Financial Officer and the three other most highly compensated individuals who were officers during the fiscal year ending October 31, 2008.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred	All Other
				Stock	Option	Incentive Plan	Compensation	Compen-
		Salary	Bonus (2)	Awards (3)	Awards (3)	Compensation (4)	Earnings (5)	sation (6)	Total
Name and Principal Position	Year (1)	($)	($)	($)	($)	($)	($)	($)	($)

David D. Petratis	2008 QBP	233,333	750,000	113,344	61,785	500,000	47,114	225,093	1,930,669
Chairman of the Board, President	2008 Pred	—	—	—	—	—	—	—	—
and Chief Executive Officer	2007	—	—	—	—	—	—	—	—

Brent L. Korb	2008 QBP	109,686	—	38,576	45,327	41,941	22,832	28,604	286,966
Senior Vice President -	2008 Pred	82,568	—	153,566	324,839	116,509	—	5,438	682,920
Finance & Chief Financial Officer	2007	171,333	—	46,632	62,204	61,662	4,000	22,662	368,493

Kevin P. Delaney	2008 QBP	138,447	—	78,660	96,107	52,939	—	24,186	390,339
Senior Vice President -	2008 Pred	116,932	—	228,283	1,404,394	359,937	—	8,809	2,118,355
General Counsel & Secretary	2007	243,333	—	115,790	167,839	340,302	22,000	33,175	922,439

Paul A. Hammonds	2008 QBP	101,886	—	35,312	52,555	20,778	—	20,228	230,759
Vice President -	2008 Pred	87,341	—	59,539	598,024	120,354	—	5,604	870,862
Corporate Development	2007	182,333	—	20,541	63,103	65,621	16,000	20,674	368,272

Raymond A. Jean	2008 QBP	386,818	—	—	314,640	197,212	220,681	99,145	1,218,496
Former Chairman of the Board,	2008 Pred	353,182	—	91,983	9,890,164	1,621,222	202,195	9,424	12,168,170
President & Chief Executive Officer	2007	735,417	—	1,056,193	1,264,651	1,503,050	578,000	125,866	5,263,177

Thomas M. Walker	2008 QBP	91,657	—	—	—	—	—	23,869	115,526
Former Senior Vice President -	2008 Pred	159,886	—	338,445	524,472	361,479	—	3,119	1,387,401
Finance & Chief Financial Officer	2007	333,750	—	96,611	149,894	225,216	116,000	50,390	971,861

John J. Mannion	2008 QBP	86,231	—	—	—	17,585	—	11,458	115,274
Former Vice President - Treasurer	2008 Pred	76,364	—	55,262	542,491	111,511	—	4,464	790,092
	2007	159,583	—	19,396	78,428	57,433	6,000	14,916	335,756

(1)
Quanex Building Products Corporation spun off from Quanex Corporation on April 23, 2008. Compensation for the named executive officers for the period from November 1, 2007 to April 22, 2008 relates to Quanex Corporation, the Company’s predecessor, and is denoted as “2008 Pred”. Compensation for the named executive officers for the period from April 23, 2008 to October 31, 2008 relates to Quanex Building Products Corporation and is denoted as “2008 QBP”. Compensation in 2008 from Quanex Corporation reflects items specifically resulting from the spin-off transaction. Compensation for 2007 relates to Quanex Corporation.

(2)
As an inducement to join the Company, Mr. Petratis was provided with certain sign-on incentives, as discussed previously in the section titled “Special New-Hire Sign-On Awards”, located on page 28. One of said items was a “Make Whole” cash compensation of $750,000 for forfeited equity awards at his previous employer.

(3)
These columns show respectively, the expense dollar amounts for restricted stock and stock options recognized for financial statement reporting purposes with respect to fiscal years 2008 and 2007 in accordance with FAS 123(R). The stock-based compensation expense prior to the spin-off on April 23, 2008 was driven by stock awards issued by the Company’s predecessor, Quanex Corporation, and includes amounts for restricted stock and stock option grants in and prior to fiscal 2007. All predecessor unvested stock options and restricted shares vested as set forth in the various agreements that effected the spin-off and merger transactions that closed on April 23, 2008. Accordingly, these predecessor stock awards were effectively modified for financial reporting purposes pursuant to FAS 123(R) resulting in incremental fair value and expense. The following incremental compensation expense from this modification is reported in the rows denoted as “2008 Pred” as it relates to the Company’s predecessor:

	Stock	Option
	Awards	Awards
Name	($)	($)

Petratis	—	—
Korb	129,795	307,675
Delaney	186,067	1,345,209
Hammonds	49,277	581,769
Jean	—	9,890,164
Walker	289,651	444,952
Mannion	45,597	527,891

As all predecessor restricted stock and option awards vested or were settled, respectively, prior to the spin-off, compensation expense for the period beginning April 23, 2008 (2008 QBP) reflects expense solely from awards issued by Quanex Building Products Corporation in 2008. A discussion of the assumptions used in calculating these values may be found in Note 14 to Quanex Building Products Corporation’s audited financial statements on Form 10-K for the year ended October 31, 2008. Expense is recognized over the course of the requisite service period unless the individual is eligible to retire prior to the end of the vesting period and the terms of the award allows vesting upon retirement. During fiscal 2007, stock options for Mr. Jean, who became eligible to retire in fiscal 2006, were expensed on the date of grant as a result of his retirement eligibility and as those awards did not require additional service to vest upon retirement. Of the awards granted to Mr. Jean by Quanex Building Products in 2008, 60,000 stock options were retirement eligible. Accordingly, Mr. Jean’s stock and option compensation expense for 2008 QBP represents only those 60,000 stock option awards, as all other awards granted by the Company were forfeited upon Mr. Jean’s retirement in December 2008. Additionally, there is zero stock and option compensation expense reported in 2008 QBP for Mr. Walker and Mr. Mannion, as all awards granted to them by the Company were forfeited upon their respective departures from the Company.

These amounts also reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that may be recognized by named executive officers. For information regarding the restricted stock and option awards granted in fiscal 2008, please see the “Grants of Plan-Based Awards” table located on page 40.

(4)
“2008 QBP” amounts represent payments made in December 2008 for performance from April 23, 2008 to October 31, 2008 for Annual Incentive Awards (AIA). “2008 Pred” amounts consist of (a) AIA payments made in April 2008 for goals from November 1, 2008 to April 23, 2008, and (b) amounts paid out in April 2008 with respect to Performance Units granted in December 2005 and December 2006. These Performance Units were paid out in cash at target level pursuant to the Quanex Corporation / Quanex Building Products separation related agreements. Fiscal year 2007 amounts consist of (a) AIA payments for fiscal 2007 performance made in December 2007, and (b) amounts paid out in December 2007 with respect to Performance Units granted in December 2004. These Performance Units were paid out in cash based on Quanex Corporation’s performance over the three-year period ended October 31, 2007.

The AIA and Performance Unit payouts also include the dollar value of the portion of the amounts deferred under the Quanex Corporation or Quanex Building Products Corporation Deferred Compensation (DC) Plan, as applicable. Under the terms of each DC Plan, participants may elect to defer a portion of their incentive bonus to a mix of cash, or notional common stock units or investment accounts.

The amounts paid for the AIA and Performance Units, along with the respective deferred amounts are as follows:

		Annual Incentive Awards		Performance Unit Payout
		Total	Deferred	Total	Deferred
Name	Year	($)	($)	($)	($)

Petratis	2008 QBP	500,000	500,000	—	—
	2008 Pred	—	—	—	—
	2007	—	—	—	—
Korb	2008 QBP	41,941	—	—	—
	2008 Pred	66,509	—	50,000	—
	2007	61,662	15,416	—	—
Delaney	2008 QBP	52,939	—	—	—
	2008 Pred	176,604	—	183,333	—
	2007	164,202	—	176,100	—
Hammonds	2008 QBP	20,778	10,389	—	—
	2008 Pred	70,354	—	50,000	—
	2007	65,621	19,686	—	—
Jean	2008 QBP	197,212	—	—	—
	2008 Pred	711,222	—	910,000	—
	2007	661,683	—	841,367	—
Walker	2008 QBP	—	—	—	—
	2008 Pred	241,479	—	120,000	—
	2007	225,216	112,608	—	—
Mannion	2008 QBP	17,585	1,759	—	—
	2008 Pred	61,511	—	50,000	—
	2007	57,433	5,743	—	—

Amounts reflected above as “2008 Pred” or “2007” were deferred under the Quanex Corporation DC Plan, while the amounts reflected as “2008 QBP” were deferred under the Quanex Building Products Corporation DC Plan. Please see the “Compensation Discussion and Analysis” for a detailed discussion of the performance measures and related outcomes for payments of the awards.

(5)
The amounts in this column represent the change in actuarial present value of each individual’s accumulated benefit under all defined benefit pension plans. The change in pension value reflects the difference in the present value of accumulated benefits determined as of the end of the current reporting period compared to the end of the previous reporting period. For instance the change for fiscal 2007 would represent the difference between the value at October 31, 2007 and October 31, 2006. The key assumptions used to calculate the change in value are shown with the “Pension Benefits Table”. Negative changes in pension value for a fiscal year can not be included in the Summary Compensation Table. Changes in pension value for certain individuals were negative for fiscal 2008; these negative amounts are follows:

		Change in Pension Value
		and Nonqualified Deferred
		Compensation Earnings
Name	Year	($)
Delaney	2008 QBP	(2,714)
	2008 Pred	(2,487)
Hammonds	2008 QBP	(2,454)
	2008 Pred	(2,249)
Walker	2008 QBP	(136,000)
	2008 Pred	—
Mannion	2008 QBP	(1,912)
	2008 Pred	(1,752)

No named executive officer received preferential or above-market earnings on deferred compensation.

(6)
The named executives receive various perquisites provided by or paid for by the Company. These perquisites can include life insurance, financial planning, personal use of automobiles, memberships in social and professional clubs, relocation reimbursement and gross up payments equal to taxes payable on certain perquisites. Also included are the Company’s contributions under its 401(k) plan, a 20% match under its DC plan, a 15% match under its Employee Stock Purchase Program (ESPP), and dividends on unvested restricted stock. The amounts reported in Other Annual Compensation for the named executives are:

All Other Compensation

						Life
						Insurance
						> $50,000		Relo-	Settle-		Deferred			Unvested
					Annual	&		cation	ment of		Compen-	ESPP		Re-
		Life			Club	Financial		Tax	Unused		sation	15%		stricted
		Insurance	Financial	Auto-	Member-	Planning	Relo-	Gross	Vaca-	401K	Plan	Stock		Stock
		> $50,000	Planning	mobile	ship	Gross Up	cation	Up	tion	Match	Match	Match	Interest	Dividends	Total
	Year	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)

Petratis	2008 QBP	5,727	650	—	1,800	3,658	69,230	41,538	—	—	100,000	540	—	1,950	225,093
	2008 Pred	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	2007	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Korb	2008 QBP	1,547	600	9,755	1,132	1,231	—	—	11,877	1,494	—	68	—	900	28,604
	2008 Pred	—	—	—	—	—	—	—	—	4,256	—	90	—	1,092	5,438
	2007	507	—	10,601	—	266	—	—	—	5,481	3,083	540	—	2,184	22,662
Delaney	2008 QBP	3,218	1,699	11,357	3,298	2,820	—	—	—	—	—	—	—	1,794	24,186
	2008 Pred	—	—	—	1,295	—	—	—	—	5,750	—	—	—	1,764	8,809
	2007	3,218	357	12,205	3,924	2,050	—	—	—	5,625	—	—	—	5,796	33,175
Hammonds	2008 QBP	2,801	2,777	7,814	—	2,183	—	—	—	1,320	2,078	450	—	805	20,228
	2008 Pred	712	—	—	—	—	—	—	—	4,430	—	—	—	462	5,604
	2007	2,749	870	8,178	—	1,181	—	—	—	5,625	787	360	—	924	20,674
Jean	2008 QBP	30,315	10,000	12,412	8,486	23,123	—	—	—	—	—	—	8,656	6,153	99,145
	2008 Pred	—	—	—	3,674	—	—	—	—	5,750	—	—	—	—	9,424
	2007	33,071	10,000	11,824	12,320	24,704	—	—	—	5,625	—	—	—	28,322	125,866
Walker	2008 QBP	4,412	280	7,422	596	2,691	—	—	7,298	—	—	—	—	1,170	23,869
	2008 Pred	—	—	—	795	—	—	—	—	—	—	—	—	2,324	3,119
	2007	11,543	1,750	11,134	2,429	7,625	—	—	—	—	11,261	—	—	4,648	50,390
Mannion	2008 QBP	473	—	8,072	—	249	—	—	—	1,720	352	—	—	592	11,458
	2008 Pred	—	—	—	—	—	—	—	—	4,030	—	—	—	434	4,464
	2007	516	—	6,640	—	271	—	—	—	5,292	1,149	180	—	868	14,916

Grants of Plan-Based Awards
The following table discloses the estimated range of payouts that were possible for the fiscal year 2008 Annual Incentive Awards. For those executives employed prior to the spin-off from Quanex Corporation, two ranges of payout are disclosed: one for the period prior to the spin-off (“2008 Pred”) and another for the period following the spin-off (“2008 QBP”). The table also shows the actual number of stock options and restricted stock awards granted during fiscal 2008 and their respective grant date fair value. No performance unit awards were granted during fiscal 2008 due to the distribution and resulting partial fiscal year for Quanex Building Products.
GRANTS OF PLAN-BASED AWARDS

					All Other Stock		All Other Option
					Awards:		Awards: Number		Exercise or		Grant Date
		Estimated Future Payouts Under Non-			Number of		of Securities		Base Price	Grant Date Fair	Fair Value of
		Equity Incentive Plan Awards (1)			Shares of Stock		Underlying		of Option	Value of Stock	Option
		Threshold	Target	Maximum	or Units (2)		Options (2)		Awards	Awards (3)	Awards (3)
Name	Grant Date	($)	($)	($)	(#)		(#)		($/Sh)	($)	($)

Petratis	2008 QBP	58,333	233,333	466,666	—				—	—	—
	7/1/2008	—	—	—	65,000		100,000		$15.55	1,010,750	551,550
Korb	2008 QBP	20,566	82,265	164,529	—		—		—	—	—
	2008 Pred	8,314	33,254	66,509	—		—		—	—	—
	8/1/2008	—	—	—	30,000		100,000		$15.32	459,600	540,960
	4/23/2008	—	—	—	14,071	(4)	58,546	(4)	$15.02	211,346	307,015
Delaney	2008 QBP	25,959	103,835	207,671	—		—		—	—	—
	2008 Pred	22,076	88,302	176,604	—		—		—	—	—
	4/23/2008				29,897		104,809		$15.02	449,053	549,618
Hammonds	2008 QBP	10,189	40,754	81,509	—		—		—	—	—
	2008 Pred	8,794	35,177	70,354	—		—		—	—	—
	4/23/2008	—	—	—	13,417		57,316		$15.02	201,523	300,565
Jean	2008 QBP	96,705	386,818	773,636	—		—		—	—	—
	2008 Pred	88,903	355,611	711,222	—		—		—	—	—
	4/23/2008	—	—	—	102,552	(5)	290,115	(5)	$15.02	1,540,331	1,521,363	(5)
Walker	2008 QBP	—	—	—	—		—		—	—	—
	2008 Pred	30,185	120,740	241,479	—		—		—	—	—
	4/23/2008				38,991	(6)	121,931	(6)	$15.02	585,645	639,406	(6)
Mannion	2008 QBP	8,623	34,492	68,985	—		—		—	—	—
	2008 Pred	7,689	30,756	61,511	—		—		—	—	—
	4/23/2008	—	—	—	9,862	(6)	41,271	(6)	$15.02	148,127	216,425

(1)
The amounts shown reflect possible Annual Incentive Award (AIA) payments under the Quanex Building Products Corporation 2008 Omnibus Incentive Plan for fiscal year 2008, under which the named executive officers were eligible to receive a cash bonus based on a target percentage of base salary. Additionally, Mr. Petratis is guaranteed an AIA of $500,000 for the 2008 fiscal year, pursuant to his initial employment offer letter. The amounts actually paid to the named executive officers for 2008 pursuant to this program are reflected in the “Summary Compensation Table” herein. The following table shows the range of RONA goals set for determining AIA to our executives for the period from April 23, 2008 to October 31, 2008. We set the target performance level for RONA at a level that represents a reasonable opportunity of achievement. The target performance level was driven from our business budgeting process, which uses a number of assumptions about the state of our markets and material commodity prices to determine our expected financial performance (including expected sales, expected expenses and other factors). We recognized the volatility in the market through establishing a range of outcomes around the target.

		Return on Net Assets
Award for Period	Period Award Calculated On	Threshold	Target	Maximum

April 23, 2008 to October 31, 2008	November 1, 2007 to October 31, 2008	12.1%	17.8%	23.1%

For fiscal year 2008, we achieved 14.0% return on net assets, resulting in a payout of 51% of target. Please see the “Compensation Discussion and Analysis” for more information regarding this program and the related performance measures.

For the period from November 1, 2007 to April 22, 2008, AIA was based on completion of the spin-off and merger transactions and achieving eleven predetermined milestones directly related thereto. The milestones were established by the Compensation Committee and actual performance was measured against the predetermined milestone dates. Target payout would have been achieved upon successful completion of the transactions. In order to receive maximum payout, the Company would have had to complete seven or more of the milestones on or before the predetermined dates. The Company completed ten of the eleven milestones in advance of the predetermined dates, which when combined with the successful completion of the transactions, resulted in a payout of 100% of maximum.

(2)
The amounts shown reflect grants of restricted stock awards and stock options made under the Quanex Building Products Corporation 2008 Omnibus Incentive Plan. The stock options are granted at fair market value based on the closing share price as of the grant date. Former Quanex Corporation Executive Officers did not receive their regular long-term incentive grants in December 2007 due to the impending spin-off of the Building Products business. On the distribution date of April 23, 2008, these officers received a long-term incentive grant of stock options and restricted stock intended to replace the grant not made in December 2007 by Quanex Corporation. Executives also received a stock option and restricted grant in connection with the spin-off on the distribution date. The purpose of the second grant was to further align the interests of the executives with shareholders of Quanex Building Products and foster retention in a time of transition and uncertainty. For more information on the April 23, 2008 grant, please see the “Stock Option Grant and Restricted Stock Award” table located on page 28.

(3)
The fair value shown in this column was calculated in accordance with FAS 123(R). A discussion of the assumptions used in calculating these values may be found in Note 14 to Quanex Building Products Corporation’s audited financial statements on Form 10-K for the year ended October 31, 2008. In addition to these awards granted in fiscal 2008, restricted stock and option awards granted in previous years by the Company’s predecessor and unvested or outstanding as of April 23, 2008 were deemed to be modified pursuant to FAS 123(R) during fiscal 2008. As a result of this modification for financial reporting purposes, additional compensation expense was recorded in April 2008 representing the incremental fair value of the modified awards. For additional information and quantification of incremental compensation expense for the named executives, please see footnote (3) to the Summary Compensation Table located on page 36.

(4)	Mr. Korb forfeited these restricted stock awards and stock option awards in connection with his departure from the Company on June 13, 2008.

(5)
All of Mr. Jean’s restricted stock awards, and all but 60,000 of Mr. Jean’s stock options were forfeited in connection with Mr. Jean’s retirement from the Company in December 2008. The remaining 60,000 stock options will vest on April 23, 2009.

(6)	Messrs. Walker and Mannion forfeited these restricted stock awards and stock option awards in connection with their respective departures from the Company.

Outstanding Equity Awards
The following table provides information about the outstanding equity awards held by the named executive officers as of October 31, 2008:
Outstanding Equity Awards at October 31, 2008

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities						Market Value
	Underlying	Underlying				Number of		of Shares or
	Unexercised	Unexercised		Option		Shares or Units		Units of Stock
	Options	Options		Exercise	Option	of Stock That		That Have
	(#)	(#)		Price	Expiration	Have Not Vested		Not Vested (10)
Name	Exercisable	Unexercisable		($)	Date	(#)		($)

Petratis	—	100,000	(1)	15.5500	7/1/2018	65,000	(6)	595,400
Korb	—	100,000	(2)	15.3200	8/1/2018	30,000	(7)	274,800
Delaney	—	104,809	(3)	15.0200	4/23/2018	29,897	(8)	273,857
Hammonds	—	57,316	(3)	15.0200	4/23/2018	13,417	(8)	122,900
Jean	—	290,115	(4)	15.0200	4/23/2012	102,552	(9)	939,376
Mannion	—	41,271	(5)	15.0200	(5)	9,862	(5)	90,336

(1)
Mr. Petratis’ stock options vest annually in equal installments over a three-year period. One-third of stock options will vest on July 1, 2009 with the remaining two-thirds vesting in equal installments on July 1, 2010 and July 1, 2011.

(2)
Mr. Korb’s stock options vest annually in equal installments over a three-year period. One-third of stock options will vest on August 1, 2009 with the remaining two-thirds vesting in equal installments on August 1, 2010 and August 1, 2011.

(3)
Messrs. Delaney and Hammonds’ stock options vest annually in equal installments over a three-year period. One-third of stock options will vest on April 23, 2009 with the remaining two-thirds vesting in equal installments on April 23, 2010 and April 23, 2011.

(4)
All but 60,000 of Mr. Jean’s stock options were subsequently forfeited in connection with Mr. Jean’s retirement from the Company in December 2008. The remaining 60,000 in stock options will vest on April 23, 2009.

(5)	All of Mr. Mannion’s stock options and restricted stock awards were subsequently forfeited in connection with his departure from the Company in November 2008.

(6)
40,000 of these restricted stock awards vest in full three years from the date of grant on July 1, 2011. The remaining 25,000 restricted stock awards vest annually in equal installments over a three year period, and accordingly will vest in one-third increments on July 1, 2009, July 1, 2010 and July 1, 2011.

(7)	Mr. Korb’s restricted stock awards vest in full three years from the date of grant on August 1, 2011.

(8)	Messrs. Delaney and Hammonds’ restricted stock awards vest in full three years from the date of grant on April 23, 2011.

(9)	All of Mr. Jean’s restricted stock awards were subsequently forfeited in connection with Mr. Jean’s retirement from the Company in December 2008.

(10)
This column shows the total market value of the unvested stock awards as of October 31, 2008, based on the closing price per share of Quanex Building Products Corporation’s stock of $9.16 on October 31, 2008.

Option Exercises and Stock Vested in Fiscal 2008
The following table provides information regarding the value realized by the named executive officers upon the vesting of restricted stock awards during the fiscal year ended October 31, 2008. None of the named executive officers exercised stock options during fiscal 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting (1)	on Vesting (1)
Name	(#)	($)	(#)	($)

Petratis	—	—	—	—
Korb	—	—	3,900	213,018
Delaney	—	—	10,350	546,768
Hammonds	—	—	1,650	90,123
Jean	—	—	50,575	2,564,723
Walker	—	—	8,300	453,346
Mannion	—	—	1,550	84,661

(1)
These shares vested prior to the spin-off of the Company from Quanex Corporation. No shares of restricted stock have vested since the spin-off. The value realized upon vesting represents the number of shares of stock vesting times closing market price of a share of Quanex Corporation stock on the vesting date.

Pension Benefits
Our named executive officers are eligible to participate in our Salaried and Nonunion Employee Pension Plan, described below, that is generally available to all our employees. The named executive officers are also eligible to participate in certain plans, also described below, that are only available to a select group of management and highly compensated employees. We believe these benefits are comparable to those provided by our industry peers.
Salaried and Nonunion Employee Pension Plan
We have established the Quanex Building Products Salaried and Nonunion Employee Pension Plan (the “Pension Plan”), a noncontributory defined benefit pension plan intended to be a tax-qualified plan under Section 401(a) of the Internal Revenue Code, for the benefit of substantially all of our employees. With some exceptions, an employee is eligible to participate in the Pension Plan once that employee has completed one hour of service for us.
Under the Pension Plan, two main types of benefits are available to participants, depending upon when they began participating in the Quanex Corporation Salaried Employees’ Pension Plan. The employees who participated in that plan on or before December 31, 2006 are generally referred to as “Traditional Participants,” while employees who began participating in that plan after such date are generally referred to as “Cash Balance Participants”. Any employees who did not participate in that plan, but who began participating in the Pension Plan after its adoption, are considered Cash Balance Participants.
Under the Pension Plan, a Traditional Participant will receive a monthly single life annuity, payable following termination of employment at or after age 65, equal to the sum of (i) and (ii), less (iii), where:
(i) is the greater of (x) 1.5% of the Traditional Participant’s average monthly compensation for the five consecutive calendar years that lead to the highest monthly average multiplied by his whole and fractional years of benefit service earned with Quanex Corporation prior to November 1, 1985, or (y) the product of $9.00 and his years of benefit service earned with Quanex Corporation prior to November 1, 1985;
(ii) is the greater of (x) the sum of 1% of the Traditional Member’s average monthly compensation for the five consecutive calendar years that lead to the highest monthly average up to but not in excess of 1/12 of the Traditional Member’s Social Security covered compensation and 1.5% of the Traditional Member’s average monthly compensation for the five consecutive calendar years that lead to the highest monthly average in excess of 1/12 of the Traditional Member’s Social Security covered compensation, the total of which is then multiplied by his whole and fractional years of benefit service earned with Quanex Corporation and us from and after November 1, 1985 or (y) the product of $9.00 and the Traditional Member’s whole and fractional years of benefit service earned with Quanex Corporation and the Company from and after November 1, 1985; and

(iii) is the Traditional Participant’s monthly accrued benefit under any qualified defined benefit plan that was maintained at any time by Quanex Corporation to the extent that the Traditional Participant’s service taken into account for benefit accrual purposes under such other plan is taken into account as benefit service under the Pension Plan.
Traditional Participants are eligible for early retirement benefits when they attain age 55 with five years of service. The early retirement benefit is calculated (x) minus (y), where (x) is the sum of items (i) and (ii) immediately above, reduced by 5/9 of 1% for each of the first 60 months that the early retirement benefit payment commencement date precedes the Traditional Participant’s normal retirement date and further reduced by 5/18 of 1% for each of the months in excess of 60 that the payment commencement date precedes the Traditional Participant’s normal retirement date, and (y) is item (iii) immediately above, but determined as if the Traditional Participant’s benefit under such Quanex Corporation qualified defined benefit plan commences to be paid at the same time as the Pension Plan benefit, using the reduction factors used in connection with such Quanex Corporation qualified defined benefit plan. Raymond A. Jean was the only named executive officer eligible for retirement benefits under the Pension Plan. No current executive officers are presently eligible for retirement benefits under the Pension Plan.
Under the Pension Plan, a Cash Balance Participant receives upon termination of employment with us following at least three years of vesting:
The sum of the notional company contributions accrued under the Pension Plan through the date on which Cash Balance Participant terminates employment with us, where such contribution generally equals 4% of the Cash Balance Participant’s compensation for the applicable year; plus
The sum of the interest credits on those notional company contributions accrued under the Pension Plan through the date on which the Cash Balance Participant terminates employment with us, where such contribution generally equals the interest rate on the 30-year Treasury security for the fifth month prior to the first day of the applicable year.
For purposes of both Traditional Participants’ benefits and Cash Balance Participants’ benefits, the compensation taken into account under the Pension Plan is generally comprised of salary and bonus compensation for the applicable year. In addition, for purposes of both Traditional Participants’ benefits and Cash Balance Participants’ benefits, actuarial equivalence is determined using (i) the mortality table prescribed by IRS Revenue Ruling 2007-67 and (ii) (x) for lump sum payments, an interest rate equal to the August phase in segment rate as prescribed by the Pension Protection Act of 2006 and (y) for all payment options other than lump sum payments, an interest rate equal to 6% per annum.
Supplemental Employee Retirement Plan
We provide additional retirement benefits to certain of our named executive officers under the Supplemental Employee Retirement Plan (the “SERP”). Eligibility to participate in the SERP is determined by the Board of Directors. Currently, the CEO, the SVP — Finance and CFO, and the SVP — General Counsel and Secretary are the only participants in the SERP. Prior to his retirement, Mr. Jean also participated in the SERP.
Under the SERP, an eligible participant receives a monthly single life annuity (or actuarially equivalent optional form of payment) payable at age 65 equal to:
•	2.75% of the highest consecutive 36-month average of salary and bonus compensation from the last 60 months of employment,

•	multiplied by the named executive officer’s years of service (but not in excess of 20 years), and

•	reduced by (i) any benefits payable under the Pension Plan and (ii) 50% of the named executive officer’s Social Security benefits adjusted pro rata for years of service not in excess of 20 years.

The named executive officer is required to remain employed until he or she has accumulated five years of service in order to receive a benefit under the SERP. SERP participants are eligible for early retirement benefits when they attain age 55 with five years of service. The early retirement benefit is calculated based on average compensation and service at early retirement, and reduced by 5% for each year benefit commencement precedes age 65. Raymond A. Jean was the only named executive officer eligible for retirement benefits under the SERP during fiscal 2008.
Upon a named executive officer’s termination of employment after a change in control, he or she will be eligible to receive a lump sum payment in lieu of any other benefit payable from the SERP. The lump sum is equal to the present value of the SERP life annuity, which is payable immediately without reduction for early payment, based on the named executive officer’s years of service and compensation at date of termination. The SERP is administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code.
Restoration Plan
We provide additional retirement benefits to our executive officers who do not participate in the SERP under the Restoration Plan (the “Restoration Plan”). Eligibility to participate in the Restoration Plan is determined by a committee appointed by the Company’s Board of Directors.
Under the Restoration Plan, an eligible participant will receive a lump sum actuarial equivalent of a monthly benefit for life payable at age 65 equal to:
•
the benefit payable to the named executive officer under the Pension Plan if the compensation taken into account under that plan were not capped at the amount required under Section 401(a)(17) of the Internal Revenue Code,

•	reduced by the benefit payable to the named executive officer under the Pension Plan taking into account only the amount of compensation allowed under Section 401(a)(17) of the Internal Revenue Code.
The specific elements of a named executive officer’s compensation taken into account for purposes of the Restoration Plan are the same as those items of compensation taken into account for purposes of the Pension Plan, described above.
The named executive officer must remain employed until he or she has accumulated five years of service in order to receive a benefit under the Restoration Plan. Restoration Plan participants are eligible for early retirement benefits when they attain age 55 with five years of service. The early retirement benefit is the actuarial equivalent of his lump sum benefit under the Restoration Plan, determined as of his or her early retirement date.
The Restoration Plan is administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code.

Historical Benefits Tables
The following table discloses the years of credited service of, present single-sum value of the accrued benefits as of October 31, 2008 for, and payments during fiscal year 2008 for the named executive officers under the SERP, the Pension Plan, and the Restoration Plan.

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)

David D. Petratis	SERP (1)	0.33	45,157	—
	Pension Plan (2)	0.33	1,957	—
Brent L. Korb	SERP (1)	4.94	27,194	—
	Pension Plan (2)	4.94	12,173	—
Kevin P. Delaney	SERP (1)	5.28	144,468	—
	Pension Plan (2)	5.28	32,442	—
Paul A. Hammonds	Restoration Plan (3)	5.65	8,004	—
	Pension Plan (2)	5.65	52,575	—
Raymond A. Jean	SERP (1)	7.69	3,994,993	—
	Pension Plan (2)	7.69	222,312	—
Thomas M. Walker	SERP (1)	2.14	237,431	—
	Pension Plan (2)	2.14	44,124	—
John J. Mannion	Restoration Plan (3)	4.17	689	—
	Pension Plan (2)	4.17	16,482	—

(1)
The SERP provides retirement benefits for certain designated management employees in addition to those provided under the Pension Plan. The purpose of the SERP is to supplement those retirement benefits that a Participant may be entitled to receive as a salaried employee of the Company. The SERP pays a retirement benefit to eligible employees following retirement or termination of employment. As noted above, the benefit formula under the SERP equals: 2.75 percent of Final Average Earnings (defined as the highest 36 months of compensation during the last 60 months preceding retirement or termination) multiplied by Years of Service (not in excess of 20 years), less the sum of (1) the Participant’s Pension Plan Benefit, and (2) one-half of the Participant’s Social Security Benefit multiplied by a fraction (which shall not exceed one) the numerator of which is the Participant’s number of years of Service and the denominator of which is 20. The definition of “compensation” under the SERP includes W-2 wages modified by excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, BeneFlex dollars under the Company’s Medical Reimbursement Plan, and restricted stock awards and stock options; and modified further by including elective contributions under a cafeteria plan maintained by the Company that is governed by section 125 of the Code and elective contributions to any plan maintained by the Company that contains a qualified cash or deferred arrangement under section 401(k) of the Code.

Vesting in the SERP is based on 5 Years of Service. Early Retirement under the SERP requires a Participant to attain age 55 with 5 Years of Service. If the Participant retires prior to age 55, the accrued benefit is reduced 5% for each year (and fractional year) that the Participant’s benefit commencement precedes age 65.

Benefits under the SERP are paid under the following options:
•	Single Life Annuity

•	50%, 75%, or 100% Joint & Survivor Annuity

•	10 Year Certain and Life

•	Single Lump Sum

The SERP also pays a death benefit to the designated beneficiary if the Participant has retired or terminated employment, but has not commenced payment. In addition, the SERP pays a Disability Benefit. Should a Participant with six months of service terminate due to disability prior to early retirement, the SERP will pay a Disability Benefit until age 65 equal to 50 percent of the sum of his monthly Earnings in effect at the date of his Disability and the monthly equivalent of the average of his Incentive Awards for the prior three Plan Years, less the sum of (1) the Participant’s Qualified Plan Benefit; (2) the Participant’s Social Security Benefit; (3) the Participant’s benefit under the Company’s group long-term disability insurance plan; (4) the Participant’s benefit under an individual disability policy provided by the Company, and; (5) the Participant’s benefit under the Company’s wage continuation policy plan. Benefits payable from the Plan are equal to the actuarial equivalent of the accrued benefit at date of distribution employing the Actuarial Equivalent definition from the Pension Plan. The Company has no policy for granting additional service under this plan.

(2)
The Pension Plan was established to provide retirement income to the Company’s non-union employees. It is an ERISA qualified pension plan. The Pension Plan pays a retirement benefit to eligible Participants equal to 1.5% of the Traditional Member’s Average Monthly Compensation (high 5 consecutive years of Earnings out of the 10 years preceding termination or retirement) times years and fractional years of Benefit Service earned prior to November 1, 1985 plus the sum of 1% of Average Monthly Compensation up to Social Security Covered Compensation and 1.5% of the Traditional Member’s Average Monthly Compensation in excess of Social Security Covered Compensation, the total of which is multiplied by years and fractional years of Benefit Service from, on and after November 1, 1985. Compensation is defined as earned income excluding deferred compensation. Compensation is limited by the compensation limits imposed under the Internal Revenue Code. For Cash Balance Participants, the Pension Plan pays the Account Balance with interest at date of termination. The contribution equals a certain percentage based on location, credited with interest. The Pension Plan pays a Death Benefit prior to retirement to the spouse, or to the estate, if no spouse. The Pension Plan does not provide for a Disability Retirement. The Pension Plan requires 5 Years of Vesting Service for Traditional Plan Participants and 3 Years of Service for Cash Balance Participants. Early Retirement under the Plan requires a Participant to have attained age 55 with 5 Years of Service. None of the named executive officers is currently eligible for an early retirement benefit under this plan. Benefits commencing prior to age 65 are reduced 5/9ths of 1% for each of the first 60 months, and an additional 5/18ths of 1% for each month in excess of 60 that benefits commence prior to age 65. The Company has no policy for granting additional service under this plan.

(3)
The Restoration Plan was established to provide a retirement pay supplement for a select group of management or highly compensated employees so as to retain their loyalty and to offer a further incentive to them to maintain and increase their standard of performance. The Restoration Plan pays a retirement benefit in the form of a lump sum to eligible employees following retirement or termination of employment. If a Participant terminates employment, an Actuarial Equivalent lump sum of the Participant’s Pension Plan Benefit that would be payable if the applicable limitation under section 401(a)(17) of the Code for each fiscal year of the Pension Plan commencing on or after November 1, 1994, was not limited (indexed for increases in the cost of living), less the Participant’s Pension Plan Benefit. Early Retirement under the Restoration Plan requires a Participant to have attained age 55 with 5 Years of Service. None of the named executive officers is currently eligible for an early retirement benefit under this plan. The Restoration Plan requires 5 Years of Service for vesting purposes for Traditional Plan Participants, and three years of Service requirement for Cash Balance Participants. In addition, the Plan also pays a death benefit to the designated beneficiary if the Participant has retired or terminated employment, but has not commenced payment. The Restoration Plan does not provide a Disability Benefit. The Company has no policy for granting additional service under this plan.

The following table discloses contributions, earnings and balances to the named executive officers under the Quanex Building Products Corporation Deferred Compensation Plan (the “DC Plan”), and Quanex Corporation’s predecessor deferred compensation plan, for the fiscal year ending October 31, 2008.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	FY 2008 (1)	in FY 2008 (1)	FY 2008 (2)	Distributions (3)	10/31/2008 (4)
Name	($)	($)	($)	($)	($)

David D. Petratis	—	—	—	—	—
Brent L. Korb	15,416	3,083	22,836	(127,814)	69,437
Kevin P. Delaney	—	—	177,178	(724,918)	—
Paul A. Hammonds	19,686	787	(20,794)	—	146,490
Raymond A. Jean	—	—	483,063	(1,990,545)	—
Thomas M. Walker	112,608	11,261	16,272	—	242,543
John J. Mannion	5,743	1,149	21,743	—	161,706

(1)
Executive contributions are incentive compensation earned for fiscal 2007 performance and deferred in December 2007, when they would have otherwise been paid, during fiscal 2008. The registrant contributions are the associated match of Quanex Corporation for these executive contributions. The full amount shown in the executive contributions and registrant contributions columns for each executive was reported in the Summary Compensation Table.

(2)
Aggregate earnings are not included as compensation in the current Summary Compensation Table, and were not included in the Information Statement attached as Exhibit 99.1 to the Company’s Registration Statement on Form 10, filed April 4, 2008 and effective April 9, 2008, and Quanex Corporation’s proxy statements for fiscal 2007 and previous years.

(3)	Distributions reported were made in connection with the spin-off of Quanex Building Products Corporation from Quanex Corporation.

(4)
The aggregate balance is as of 10/31/2008, and includes current and previous years’ executive and registrant contributions and the earnings on those contributions, less any withdrawals. The amounts reported in the aggregate balance at October 31, 2008 are reported in the Summary Compensation Table or were previously reported as compensation to the named executive officer in the Summary Compensation Table contained in the Information Statement attached as Exhibit 99.1 to the Company’s Registration Statement on Form 10, filed April 4, 2008 and effective April 9, 2008 and Quanex Corporation’s proxy statements for fiscal 2007 and previous years, with the exception of Mr. Mannion for all previous years and Mr. Korb for 2007 and earlier as they were not included as an named executive officers in the respective previous years.

Qualified Defined Contribution Plans
Salaried and Nonunion Employee 401(k) Plan
The Salaried and Nonunion Employee 401(k) Plan (the “401(k) Plan”) is a defined contribution plan intended to be a tax-qualified plan under Section 401(a) of the Internal Revenue Code, for the benefit of substantially all of our employees. An employee is eligible to participate in the 401(k) Plan on the later of (i) the date we or our affiliate that employs the employee adopt the 401(k) Plan or (ii) the date the employee completes one hour of service for us.
Participants in the 401(k) Plan may contribute from 1% of compensation per payroll period up to a maximum percentage per payroll period to be determined by the Benefits Committee. In addition, any new participants who do not affirmatively elect otherwise have 3% of their compensation per payroll period automatically contributed to the 401(k) Plan. To the extent permitted by the committee, participants are also be able to make after-tax contributions to the 401(k) Plan.
We make a matching contribution to each participant’s account equal to 50% of the pre-tax contributions the participant makes to the 401(k) Plan up to 5% of the participant’s eligible compensation. We may, at our discretion, make profit-sharing contributions to the participants’ accounts.
Participants will always be 100% vested in their pre-tax and after-tax contributions to the 401(k) Plan. Company matching and profit-sharing contributions vest 20% per year and are 100% vested after five years. In addition, a participant will be 100% vested in all amounts under the 401(k) Plan in the event of (i) disability prior to termination of employment, (ii) retirement or (iii) death prior to termination of employment.
All distributions from the 401(k) Plan will be made in a single lump sum payment.
Stock Purchase Plans
Employee Stock Purchase Plan
The Employee Stock Purchase Plan (the “Stock Purchase Plan”) is designed to provide our eligible employees the opportunity to invest in our common stock through voluntary payroll deductions. In addition, participating employees receive a percentage match from us, thereby encouraging employees to share in our success and to remain in our service. The Stock Purchase Plan is not intended to meet the requirements of Section 423 of the Internal Revenue Code.
The Stock Purchase Plan is administered by Wells Fargo Shareowner Services (the “Bank”), who may be removed at our election.
Regular full time employees of the Company (or any of our subsidiaries with our consent) will be eligible to participate in the Stock Purchase Plan. Participation in the Stock Purchase Plan will be voluntary.

Contributions to the Stock Purchase Plan
Contributions to the Stock Purchase Plan consist of employees’ payroll deductions and an amount from us equal to 15% of those deductions. The Bank establishes an account under the Stock Purchase Plan as agent for each eligible employee electing to participate in the Stock Purchase Plan and credits the following sources of cash to each employee’s account for the purchase of full and fractional shares of common stock (“Plan Shares”):
•	such employee’s payroll deductions;

•	such employee’s 15% Company contribution;

•	cash dividends received from us on all shares in such employee’s Stock Purchase Plan account at the time a dividend is paid; and

•	cash resulting from the sale of any (i) rights to purchase additional shares of our stock, convertibles debentures or other securities of ours or (ii) securities of any other issuer.
Participants generally may not add shares of common stock held in their name to their accounts. All shares are held in the name of the Bank or its nominee as Plan Shares subject to the terms and conditions of the Stock Purchase Plan.
Purchase of Plan Shares
The Bank applies cash credited to each participant’s account to the purchase of full and fractional Plan Shares and credits such Plan Shares to such participants’ accounts. The price at which the Bank is deemed to have acquired Plan Shares for accounts is the average price, excluding brokerage and other costs of purchase, of all Plan Shares purchased by the Bank for all participants in the Stock Purchase Plan during the calendar month. The Bank purchases Plan Shares in negotiated transactions or on any securities exchange where our common stock is traded. The purchases are on terms as to price, delivery and other matters, and are executed through those brokers or dealers, as the Bank may determine.
Stock Certificates
The Bank holds the Plan Shares of all participants in its name or in the name of its nominee evidenced by as many or as few certificates as the Bank determines. No certificates representing Plan Shares purchased for participants’ accounts are issued to any participant unless the participant makes a request in writing or until the participant’s account is terminated and the participant makes the election described below under “Termination and Withdrawal by Participants.” Certificates are not issued for less than 10 shares unless the participant’s account is terminated.
Voting of Plan Shares
The Bank will vote each participant’s Plan Shares as instructed by the participant on a form to be furnished by and returned to the Bank at least five days (or such shorter period as the law may require) before the meeting at which the Plan Shares are to be voted. The Bank will not vote Plan Shares for which no instructions are received.
Assignment or Sale
Except as otherwise described herein, participants cannot sell, pledge, or otherwise assign or transfer their accounts, any interest in their accounts or any cash or Plan Shares credited to their accounts. Any attempt to do so will be void.
Subject to the restrictions set forth below under “Restrictions on Resale,” each participant may request that the Bank sell:
•
all or part of such participant’s Plan Shares at any time, if the participant is employed by us or in connection with a division or subsidiary of ours immediately before we sell or otherwise dispose of that division or subsidiary and after such sale or other disposition the participant is no longer employed by us or our subsidiary; and

•	all or any part of such participant’s Plan Shares at any time after they have been held in the participant’s account for at least one year.
If a participant elects to sell all of his or her Plan Shares, such participant will be deemed to have terminated participation in the Stock Purchase Plan.

Termination and Withdrawal by a Participant
Participants may terminate their participation in the Stock Purchase Plan at any time by giving proper notice. Upon receipt of such notice, unless the participant has made a contrary election in written response to the Bank’s notice relating to such participant’s account, the Bank will send the participant a certificate or certificates representing the full Plan Shares accumulated in the participant’s account and a check for the net proceeds of any fractional share in the participant’s account. After the participant’s withdrawal, the sale by the participant of any shares of common stock issued to the participant upon such withdrawal is subject to the restrictions below under “Restrictions on Resale.” If a participant elects to terminate his or her participation in the Stock Purchase Plan, he or she may not rejoin the Stock Purchase Plan for a period of six months from the date of termination.
Restrictions on Resale
Our officers, directors and affiliates (as defined by the relevant securities laws) are subject to certain restrictions on resale that apply to sales by (i) the Bank on their behalf of shares of common stock pursuant to the Stock Purchase Plan and (ii) the participant, after he or she withdraws from the Stock Purchase Plan, of shares of common stock issued to the participant upon his or her withdrawal from the Stock Purchase Plan.
Nonqualified Defined Benefit and Other Nonqualified Deferred Compensation Plans
Our directors, executive officers, key management and highly compensated employees are eligible to participate in certain non-tax qualified plans described below. We believe these benefits will be comparable to those provided by our industry peers.
2008 Omnibus Incentive Plan
We recognize the importance of aligning the interests of our employees with those of our stockholders. This alignment of interests is reflected in the Quanex Building Products Corporation 2008 Omnibus Incentive Plan (the “Omnibus Plan”), which provides those persons who have substantial responsibility for the management and growth of the Company and its affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with us and our affiliates.
The Omnibus Plan provides for the granting of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, performance stock awards, performance unit awards, annual incentive awards, other stock-based awards and cash-based awards. Certain awards under the Omnibus Plan may be paid in cash or in our common stock. Eligibility will be determined by the Compensation Committee, which has exclusive authority to select the participants to whom awards may be granted, and may determine the type, size and terms of each award. The Compensation Committee will also make all determinations that it decides are necessary or desirable in the interpretation and administration of the Omnibus Plan.
For a full discussion of the general terms of the Omnibus Plan and the various awards that may be granted thereunder, please see the discussion related to Proposal Number Two contained elsewhere in this Proxy Statement.
Deferred Compensation Plan
We maintain a Deferred Compensation Plan that allows certain highly compensated management personnel and directors to defer all or a portion of their directors’ fees, compensation under the Omnibus Plan and compensation under the Management Incentive Plan.
Eligibility and Participation
The individuals who are eligible to participate in the Deferred Compensation Plan are all participants in the Omnibus Plan, the MIP and all of our directors, subject to additional eligibility requirements for participation in the Deferred Compensation Plan as the Compensation Committee may determine from time to time.

Deferral Elections
A participant may elect, during the designated election periods, (1) the percentage of his bonus awarded to him under the MIP (an “Incentive Bonus”) earned during the applicable year to be deferred under the Deferred Compensation Plan; (2) the percentage of his compensation earned under the Omnibus Plan during the applicable year (“Omnibus Compensation”) to be deferred under the Deferred Compensation Plan; (3) the percentage of his director fees earned during the applicable year to be deferred under the Deferred Compensation Plan; (4) the percentage to be deferred in the form of deemed shares of common stock or other investment funds provided under the Deferred Compensation Plan; (5) the length of the period for deferral; and (6) the form of payment at the end of the period for deferral (either a lump sum, or quarterly or annual installment payments over a period of time of not less than three nor more than 20 years). All elections made are irrevocable once they are made for a given plan year, except for the election as to how the distribution is to be made or as otherwise permitted under applicable Internal Revenue Service guidance. That election can be changed if the change is made at least 12 months prior to the end of the deferral period, is not effective for at least 12 months and the scheduled payment is no earlier than five years after the date on which the payment would have otherwise have been made or commenced. If the election of the form of distribution is changed and an event causing distribution occurs within one year, the change in election will be ineffective and the original election will remain in effect.
The deferrals in the form of deemed shares of common stock elected by all participants in any plan year will not be allowed to exceed 3% of the shares of common stock outstanding on the first day of the plan year.
Company Match
If a participant elects to defer a portion of his Incentive Bonus, Omnibus Compensation or director fees under the Deferred Compensation Plan in the form of deemed shares of our common stock for a period of three full years or more, we provide a matching award of additional deemed shares of common stock equal to 20% of the amount deferred, excluding deferrals of long-term incentives, in the form of deemed shares of our common stock.
The Participant’s Account
Under the Deferred Compensation Plan, the committee will establish an account for each participant, which we will maintain. The account will reflect the amount of our obligation to the participant at any given time (comprised of the amount of compensation deferred for the participant under the Deferred Compensation Plan, the Company match, and the amount of income credited on each of these amounts). If the participant elects his deferral to be in the form of deemed shares of our common stock, the number of shares credited to his account as common stock will be the number of shares of our common stock that could have been purchased with the dollar amount deferred, without taking into account any brokerage fees, taxes or other expenses that might be incurred in such a transaction, based upon the closing quotation on the NYSE on the date the amount would have been paid had it not been deferred. In addition to the option to hold the account as deemed shares of common stock, the participant may choose from a variety of investment choices.
Dividends And Distributions On Our Common Stock.
When dividends or other distributions are declared and paid on our common stock, those dividends and other distributions will be accrued in a participant’s account based upon the shares of common stock deemed credited to the participant’s account. Such amounts credited to a participant’s account will vest at the same time the underlying deemed shares of common stock vest and will be subject to the same forfeiture restrictions. The dividends or other distributions, whether stock, property, cash or other rights, will be credited to the account as additional deemed shares of our common stock. For this purpose, all dividends and distributions not in the form of deemed shares of our common stock or cash will be valued at the fair market value as determined by the Compensation Committee.
Common Stock Conversion Election
At any time during a period commencing three years prior to the earliest time a participant could retire under the Pension Plan and ending on the participant’s normal retirement date as established under the Pension Plan, the participant will be allowed to elect a retirement date under the Pension Plan and may elect to have all deemed shares of common stock in his account converted to cash and deemed to be invested in the participant’s selected investment options. At any time which is at least three years after deemed common stock is credited to a participant’s account, the participant will be allowed to elect to have such deemed common stock converted to cash and deemed to be invested in the participant’s selected investment options.

Vesting
All deferrals of the Incentive Bonus, Omnibus Compensation and director fees will be 100% vested at all times, except in event of forfeiture as described below. Company matching contributions and dividends will be 100% vested after the earliest of (i) three years after the applicable deemed share of common stock is credited to the participant’s account, (ii) the participant’s death, (iii) the participant’s termination of employment due to disability or (iv) the participant’s retirement.
If the Compensation Committee finds that the participant was discharged by us for fraud, embezzlement, theft, commission of a felony, proven dishonesty in the course of his employment by us that damaged us, for disclosing our trade secrets, or for competing directly or indirectly with us at any time during the first two years following his termination of employment, the entire amount credited to his account, exclusive of the total deferrals of the participant, will be forfeited. Notwithstanding the foregoing, such forfeitures will not apply to a participant discharged during the plan year in which a change of control occurs.
Distributions under the Deferred Compensation Plan
Upon a distribution or withdrawal, the balance of all amounts deemed invested in investment funds and the number of deemed shares of common stock credited to the participant and required to be distributed will be distributed in cash, whether the distribution or withdrawal is in a lump sum or in installments. The value per deemed share of common stock will be calculated based on the closing quotation for our common stock on the NYSE. Distributions will be made with respect to a participant’s interest in the Deferred Compensation Plan upon the expiration of the term of deferral as was previously elected by the participant or upon the participant’s earlier death or disability. A withdrawal may be made by the participant prior to an event causing distribution, in an amount needed to satisfy an emergency, in certain unforeseeable events of hardship beyond the control of the participant, as approved by the Compensation Committee.
The Deferred Compensation Plan will be administered in a manner that is intended to comply with Section 409A of the Internal Revenue Code.

COMMON STOCK OWNERSHIP
The following table sets forth, as of January 5, 2009, the number and percentage of beneficial ownership of shares of Common Stock, Restricted Stock Units, shares of Common Stock credited under the Deferred Compensation Plan, and the amount of shares obtainable upon conversion of options exercisable (or exercisable within 60 days) for each current director and nominee for director of the Company, the executive officers named in the compensation table on page 36 of this Proxy Statement, and all officers and directors as a group. Each of the directors and executive officers has sole voting and investment with respect to the securities listed by their name below.

				Common Stock
		Restricted	Common Stock	Underlying
	Common Stock	Stock	Credited Under	Exercisable
	Owned of Record	Units	DC Plan	Options(1)	Total	Percent

David D. Petratis	120,183	—	81,783	—	201,966	*
Brent L. Korb	58,822	—	—	—	58,822	*
Kevin P. Delaney	59,403	—	—	—	59,403	*
Paul A. Hammonds	19,971	—	1,699	—	21,670	*
Donald G. Barger	4,189	5,002	44,371	20,421	73,983	*
Susan F. Davis	25,182	2,729	5,254	20,421	53,586	*
Joseph J. Ross	36,273	5,002	60,482	20,421	122,178	*
Joseph D. Rupp	—	2,729	—	20,421	23,150	*
Richard L. Wellek	4,898	2,729	4,756	20,421	32,804	*
Raymond A. Jean (2)	291,440	—	—	—	291,440	*
Thomas M. Walker (3)	44,265	—	—	—	44,265	*
John J. Mannion (4)	12,496	—	—	—	12,496	*
All Officers and Directors as a group (5)	696,460	18,191	201,428	102,105	1,018,184	2.70

*	Less than 1.0%.

(1)	Includes options exercisable within 60 days.

(2)	Mr. Jean retired from the Company, effective December 4, 2008.

(3)	Mr. Walker’s employment ended with the Company, effective July 31, 2008.

(4)	Mr. Mannion’s employment ended with the Company, effective November 30, 2008.

(5)	Includes owned or credited shares totaling 8,390 shares for Jairaj T. Chetnani and 14,146 shares for Deborah M. Gadin.
Section 16(a) Beneficial Ownership Reporting Compliance
Under SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of the Company’s equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that all such SEC filing requirements were satisfied during fiscal year ended October 31, 2008, except as set forth below.
On May 6, 2008, Mr. Jean transferred 15,952 shares from the “Jean Family Annual Gift Trust” to RLJ Holdings, LP, and transferred 12,262 shares from the “Jean Descendants GST Trust” to RLJ Holdings, LP; neither of these transactions was reported until May 22, 2008. On April 25, 2008, a Form 4 filed inadvertently misstated the number of shares Mr. Hammonds received in conjunction with the spin-off and merger transactions that occurred on April 23, 2008. The additional 65.9205 shares received were not reported until January 9, 2009. Shares were acquired through the Employee Stock Purchase Plan by Mr. Hammonds of 13.028 on June 5, 2008 that were not reported until January 9, 2009. Shares were acquired through dividend reinvestment by Mr. Hammonds of 30.563 on October 2, 2008 that were not reported until January 9, 2009. Shares were acquired through dividend reinvestment by Mr. Hammonds of 5.87 on December 31, 2008 that were not reported until January 9, 2009.

CORPORATE GOVERNANCE
Quanex Building Products Corporation’s business is managed under the direction of the Board of Directors. The following corporate governance guidelines have been adopted by the Board of Directors as the framework within which directors and management can effectively pursue the Company’s objectives of adding to shareholder value. These guidelines reflect the practices and principles by which the Company operates. The Board periodically reviews and may update these guidelines and other corporate governance matters.
Corporate Governance Guidelines
The Board
1.
The business of Quanex Building Products Corporation (the “Company”) shall be managed by a Board of Directors (the “Board”) who shall exercise all the powers of the Company not reserved to the shareholders by statute, the Certification of Incorporation or the By-Laws of the Company.

2.	The Chief Executive Officer shall be a member of the Board.

3.	The size of the Board, the classification of directors, the term of office, and the process for filling vacancies shall be in accordance with the Company’s Certificate of Incorporation and By-Laws.
Board Committees
4.
The Board shall at all times maintain an Audit Committee, a Nominating & Corporate Governance Committee, and a Compensation & Management Development Committee, which shall operate in accordance with applicable laws, their respective Charters as adopted and amended from time to time by the Board, and the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

5.
The membership of the Audit Committee, the Compensation & Management Development Committee, or the Nominating & Corporate Governance Committee shall meet the independence requirements of applicable laws, the New York Stock Exchange, and if deemed appropriate from time to time, meet the definition of “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, and “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986.

6.	The Board may establish such other committees as it deems appropriate and delegate to such committees such authority permitted by applicable law and the Company’s By-Laws as the Board sees fit.
Board Procedure
7.	At each regular meeting of the Board, the Board shall meet in executive session, where non-management directors meet without management participation.

8.
The Board, in executive session, shall conduct an annual review of the performance of the Chief Executive Officer, taking into account the views and recommendations of the Chairman of the Compensation & Management Development Committee as set forth in the Committee’s Charter.

9.
The Board shall review policies and procedures developed by the Company and reviewed and approved by the Compensation & Management Development Committee, regarding succession to the position of Chief Executive Officer and positions of other corporate officers and key executives in the event of emergency or retirement.

10.
The Board shall conduct an annual Self-Assessment to determine whether it and its committees are functioning effectively. The full Board shall discuss the evaluation to determine what, if any, action could improve Board and Board committee performance.

Board Resources
11.
The Board shall establish methods by which interested parties may communicate directly with the Chairpersons of each Committee or with non-employee directors of the Board as a group and cause such methods to be published.

12.
The Company shall provide each director with complete access to the management of the Company, subject to reasonable notice to the Company and reasonable efforts to avoid disruption to the Company’s management, business and operations.

13.	The Board and Board committees, to the extent set forth in the applicable committee Charter, have the right to consult and retain independent legal and other advisors at the expense of the Company.

14.
The Board or the Company shall establish, or identify and provide access to, appropriate orientation programs, sessions or materials for newly-appointed directors of the Company for their benefit either prior to or within a reasonable period of time after their nomination or election as a director.

15.	The Board or the Company shall encourage directors to periodically pursue or obtain appropriate programs, sessions or materials as to the responsibilities of directors of publicly-traded companies.
Director Qualifications
16.	A majority of the members of the Board must qualify as independent directors in accordance with the applicable rules of the New York Stock Exchange.

17.	A director shall not stand for re-election after reaching 70 years of age.

18.
Directors shall promptly report changes in their business or professional affiliations or responsibilities, including retirement, to the Chairman of the Board and the Chairman of the Nominating & Corporate Governance Committee.

19.
A director shall offer to resign from the Board if the Nominating & Corporate Governance Committee concludes that the director (a) no longer meets the Company’s requirements for service on the Board, or (b) has experienced a substantial reduction in responsibilities in full time employment for reasons other than retirement.

20.	No director shall serve as a director, officer or employee of a competitor of the Company.

21.	Non-employee directors shall not serve in a paid consulting role for the Company.

22.
Directors shall advise the Chairman of the Board and the Chairman of the Nominating & Corporate Governance Committee promptly upon accepting any other public company directorship or any assignment to the Audit Committee or Compensation Committee of the board of directors of any public company of which such director is a member.

23.	Non-employee directors shall serve on the board of no more than three other public companies.

24.
A director who is also an officer of the Company shall not continue serving on the Board upon separation of employment with the Company, except in special instances to facilitate a transition of management.

25.	The Nominating & Corporate Governance Committee shall be responsible for establishing additional qualifications for directors, taking into account the composition and skills of the entire Board.
Director Responsibilities
26.	Directors should exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company in a manner consistent with their fiduciary duties.

27.	Directors are expected to attend all Board meetings and meetings of committees to which they are assigned, and at a minimum, 75 percent of such meetings each year.

28.	Directors are expected to prepare for all meetings of the Board or committees to which they are assigned by reviewing the materials that are sent to all directors in advance of meetings.

29.
Non-employee directors are expected to own, beneficially or otherwise, common shares or common share equivalents of the Company’s Common Stock valued at no less than $100,000, which shares or share equivalents may be accumulated over the first three years of service.

Director Compensation
30.
The Nominating & Corporate Governance Committee shall review and recommend for Board approval the form and amount of non-employee director compensation, including cash, equity-based awards and other director compensation.

31.
In determining non-employee director compensation, the Nominating & Corporate Governance Committee, may consult with appropriate advisers to determine levels of director compensation similar to the compensation of directors of similar companies.

32.	Non-employee directors shall be paid in equity and cash for their services, with a deferral option for fees paid in cash.

33.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, the amount of cash compensation for non-employee directors is as follows: Retainer — $40,000/year paid quarterly; Board meeting fee — $1,250/meeting for telephonic meetings and $1,500/meeting for in-person meetings; Committee meeting fee — $1,250/meeting; Committee chair fees — $10,000/year for Audit and Compensation Committees, and $15,000/year for Governance Committee; and reimbursement for all travel and living expenses associated with meeting attendance.

34.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, new non-employee directors shall receive a one-time non-incentive stock option grant of 5,000 shares on his or her first anniversary of service on the Board.

35.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, on the last business day of each fiscal year, non-employee directors shall receive an annual non-incentive stock option grant of $50,000 in equivalent value.

36.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, on the last business day of each fiscal year, non-employee directors shall receive an annual restricted stock unit award of $25,000 in equivalent value.

37.
Unless and until a recommendation is made by the Nominating & Corporate Governance Committee and approval of the Board, non-employee directors shall not receive any remuneration from the Company other than as set forth in this Director Compensation section of the Corporate Governance Guidelines.

Role of Lead Director
38.	The Chairman of the Nominating & Corporate Governance Committee shall serve as the Lead Director and shall preside at each executive session.

39.	The Lead Director shall be a member of the Executive Committee and shall have the following responsibilities:
a.	Chairing the Board in the absence of the Chairman;

b.	Acting as liaison between the Board and the Chairman, as requested by the Board;

c.	In concert with the Chairman, setting the agenda for board meetings, based on input from directors and the annual meeting plans;

d.	Ensuring that independent directors have adequate opportunity to meet in executive session without management present, and setting the agenda for, and moderating, all such sessions;

e.	Communicating to the Chief Executive Officer, as appropriate, the results of executive sessions among independent directors;

f.	Ensuring that the Board has adequate resources, including full, timely and relevant information, to support its decision making requirements;

g.	Organizing the Board’s evaluation of the Chairman and providing the Chairman with feedback related thereto;

h.
Working with the Chairman to ensure proper committee structure and membership, including the assignment of members and committee chairs, and appropriate succession planning related to members and committee chairs;

i.	Notifying the Chairman of the retention of outside advisors and consultants who report directly to the Board;

j.	Participating in one-on-one discussions with individual directors, as requested by the Nominating & Corporate Governance Committee;

k.	Leading the Board self-assessment process, in conjunction with the Nominating & Corporate Governance Committee;

l.	Working with the Chairman to form Special Committees of the Board, as necessary;

m.	Carrying out other duties as requested by the Board or the Nominating & Corporate Governance Committee.
Officer Responsibilities
40.	The Chief Executive Officer shall serve on the board of no more than one other public company.

41.	Other executive officers shall serve on the board of no more than one other public company.

42.
The Chief Executive Officer is expected to own, beneficially or otherwise, common shares or common share equivalents of the Company’s Common Stock of at least 400% of the value of his/her base salary within three years of serving in said role. Senior officers are expected to own, beneficially or otherwise, common shares or common share equivalents of the Company’s Common Stock of at least 200% of their base salary and officers 100% of their base salary under the same terms.

Amendment and Waiver
43.
The Quanex Corporate Governance Guidelines may be amended, modified, or waived by the Board and waivers of these Guidelines may also be granted by the Nominating & Corporate Governance Committee, subject to the disclosure and other provisions of the Securities Exchange Act of 1934, the rules promulgated thereunder and the applicable rules of the New York Stock Exchange.

Communications with the Company
Quanex invites inquiries to the Company and its Board of Directors. Interested persons may contact the appropriate individual or department by choosing one of the options below.
General
Investor Information:
For Investor Relations matters or to obtain a printed copy of the Company Code of Ethics, Corporate Governance Guidelines or charters for the Audit, Compensation and Management Development, and Nominating and Corporate Governance Committees of the Board of Directors, send a request to the Company’s principal address below or inquiry@quanex.com. This material may also be obtained from the Company website at www.quanex.com by following the “Corporate Governance” link.
The Company’s required Securities Exchange Act filings such as annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports are available free of charge through the Company’s website, as soon as reasonably practicable after they have been filed with or furnished to the Securities and Exchange Commission (“SEC”) pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the “1934 Act”). Forms 3, 4 and 5 filed with respect to equity securities under Section 16(a) of the 1934 Act are also available on the Company’s website. All of these materials are located at the “Financial Information” link. They can also be obtained free of charge upon request to the Company’s principal address below or inquiry@quanex.com.

Communications with the Company’s Board of Directors:
Persons wishing to communicate to the Company’s Board of Directors or a specified individual director may do so by sending them in care of David D. Petratis, the Chairman of the Board of Directors, at the Company’s principal address below or hotline@quanex.com.
As noted in the Corporate Governance Guidelines, the Chairman of the Nominating and Corporate Governance Committee shall preside at each executive session of non-management directors. Any stockholder wishing to send communications to such presiding director, or non-management directors as a group, may do so by sending them in the care of Chairman, Nominating and Corporate Governance Committee, Quanex Building Products Corporation Board of Directors, at the Company’s principal executive offices.
Hotline
Accounting Issues:
Persons who have concerns or complaints regarding questionable accounting, internal accounting controls or auditing matters may submit them to the Senior Vice President — Finance and Chief Financial Officer at the Company’s principal address or hotline@quanex.com.
Such communications will be kept confidential to the fullest extent possible. If the individual is not satisfied with the response, they may contact the Audit Committee of the Board of Directors of the Company. If concerns or complaints require confidentiality, then this confidentiality will be protected, subject to applicable laws.
Reporting Illegal or Unethical Behavior:
Employees, officers and directors who suspect or know of violations of the Company Code of Business Conduct and Ethics, or illegal or unethical business or workplace conduct by employees, officers or directors have an obligation to report it. If the individuals to whom such information is conveyed are not responsive, or if there is reason to believe that reporting to such individuals is inappropriate in particular cases, then the employee, officer or director may contact the Chief Compliance Officer, Chief Financial Officer, Director of Internal Audit, or any corporate officer in person, by telephone, letter to the Company’s principal address or e-mail below. Quanex also encourages persons who are not affiliated with the Company to report any suspected illegal or unethical behavior.
1)	By Letter
Quanex Building Products Corporation
1900 West Loop South, Suite 1500
Houston, Texas 77027
2)	By Telephone
Direct Telephone      (713) 877-5349
Toll Free Telephone (800) 231-8176
Toll Free HOTLINE (888) 704-8222
3)	By Electronic Mail HOTLINE
hotline@quanex.com
Such communications will be kept confidential to the fullest extent possible. If the individual is not satisfied with the response, he or she may contact the Nominating and Corporate Governance Committee of the Board of Directors of the Company. If concerns or complaints require confidentiality, then this confidentiality will be protected, subject to applicable laws.

COMMITTEES OF THE BOARD OF DIRECTORS
Pursuant to the Company’s Bylaws, the Board of Directors has established several committees, currently consisting of an Audit Committee, a Compensation and Management Development Committee, an Executive Committee and a Nominating and Corporate Governance Committee. During fiscal 2008, the Board of Directors met six times, and at least twice in executive session, while the Audit Committee and the Compensation and Management Development Committee each met five times, and the Nominating and Corporate Governance Committee met three times. The Executive Committee met once. All directors attended more than 75% of the combined number of Board meetings and meetings of committees of which they are members. The Company’s Board of Directors holds a meeting immediately following each year’s annual meeting of stockholders. Therefore, members of the Company’s Board of Directors generally attend the Company’s annual meetings of stockholders. In 2008, in accordance with Delaware law, the Company’s sole stockholder executed a consent in lieu of an annual meeting of stockholders.
Audit Committee
The members of the Audit Committee are Messrs. Ross, Wellek and Barger (Chairman), each of whom satisfies the independence requirements of the New York Stock Exchange and meets the definitions of “non-employee director” under Rule 16b-3 of the Securities and Exchange Act of 1934 and “outside director” under Section 162(m) of the Internal Revenue Code of 1986. In addition, Messrs. Ross, Wellek and Barger have each been designated “audit committee financial experts” within the meaning of Item 401(h) of Regulation S-K.
The Audit Committee’s responsibilities to the Board are detailed in the written Audit Committee Charter adopted by the Company’s Board of Directors, which is posted on the Company’s website at www.quanex.com and incorporated in this Proxy Statement by reference. Interested Stockholders may also obtain a copy of the Audit Committee Charter, free of charge, by contacting the Company at the address or phone number listed in the section entitled “Communications with the Company”.
Report to Stockholders
We have reviewed and discussed the Company’s audited financial statements for the year ended October 31, 2008, with senior management and with Deloitte & Touche LLP, certified public accountants, the independent auditors and accountants for the Company. In addition, we have reviewed and discussed with senior management the design and effectiveness of the Company’s internal controls over financial reporting and have further reviewed and discussed the opinion and audit of Deloitte & Touche LLP regarding those controls.
We discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Auditing Standards No. 114 with respect to those statements. We have received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte and Touche LLP’s communications with the Audit Committee concerning independence, and have discussed with Deloitte & Touche LLP its independence in connection with its audit of the Company’s most recent financial statements. We have also reviewed and approved limited non-audit services rendered by Deloitte & Touche LLP and approved all fees paid for audit and non-audit services.
Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008. The Committee also evaluated and selected Deloitte & Touche LLP as independent auditors for fiscal year 2009.
The information in the foregoing three paragraphs shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall they be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.
Dated December 3, 2008
Audit Committee
Donald G. Barger, Jr., Chairman
Joseph J. Ross
Richard L. Wellek

Audit and Related Fees
The following table reflects fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our and our predecessor company’s annual financial statements for the years ended October 31, 2008 and October 31, 2007, and fees billed for other services rendered by Deloitte & Touche LLP during these periods.

	FY 2008	FY 2007
Audit Fees(1)	$1,892,000	$2,014,000
Audit Related Fees(2)	209,000	122,000
Tax Fees(3)	43,000	56,000
Transaction Related Fees(4)	800,000	1,346,000
All Other Fees	—	—

Total	$2,944,000	$3,538,000

(1)
Audit Fees consist of professional services and related expenses rendered by Deloitte & Touche LLP for the audit of our annual financial statements, audit of internal controls and review of financial statements included in Forms 10-Q and Form 10-K.

(2)
Audit Related Fees include employee benefit audits as well as assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of our financial statements and are not included in Audit Fees.

(3)	Tax Fees include professional services rendered by Deloitte & Touche LLP for tax return reviews and miscellaneous consulting.

(4)
Transaction Related Fees include fees related to the Company’s Registration Statement on Form 10, transaction stock basis analysis, and transaction-related due diligence services provided by Deloitte & Touche LLP, as a result of the spin-off and merger that occurred in April 2008.

Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Pursuant to its charter, the Audit Committee of our Board of Directors is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement between the Company and its independent auditors. Deloitte & Touche LLP’s engagement to conduct the audit of Quanex Building Products Corporation for fiscal 2008 was approved by the Audit Committee on February 27, 2008. Additionally, each permissible audit and non-audit engagement or relationship between the Company and Deloitte & Touche LLP entered into during fiscal 2007 and fiscal 2008 was reviewed and approved by the Audit Committee, as provided in its charter.
We have been advised by Deloitte & Touche LLP that substantially all of the work done in conjunction with its 2008 audit of the Company’s financial statements for the most recently completed fiscal year was performed by full-time employees and partners of Deloitte & Touche LLP. The Audit Committee has determined that the provisions of services rendered for all other fees, as described above, is compatible with maintaining independence of Deloitte & Touche LLP.
Compensation and Management Development Committee
The current members of the Compensation and Management Development Committee are Messrs. Barger and Wellek and Ms. Davis (Chairwoman). The Compensation and Management Development Committee’s responsibilities to the Board are detailed in the Compensation and Management Development Committee Charter which is available on the Company’s website at www.quanex.com and incorporated in this Proxy Statement by reference. Interested stockholders may also obtain a copy of the Compensation and Management Development Committee Charter, free of charge, by contacting the Company’s Investor Relations Department at the address and phone number listed in the section entitled “Other Matters and Stockholder Proposals”.
During the fiscal year ended October 31, 2008, each of Ms. Davis and Messrs. Barger and Wellek satisfied the independence requirements of the New York Stock Exchange and met the definitions of “non-employee director” under Rule 16b-3 under the Securities and Exchange Act of 1934 and “outside director” under Section 162(m) of the Internal Revenue Code of 1986.

Compensation Committee Report
The Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained elsewhere in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included herein and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended October 31, 2008.
Dated December 3, 2008
Compensation and Management Development Committee
Susan F. Davis, Chairwoman
Donald G. Barger, Jr.
Richard L. Wellek
Nominating and Corporate Governance Committee
The members of the Nominating and Corporate Governance Committee are Messrs. Rupp, Wellek and Ross (Chairman), each of whom satisfies the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission.
The Nominating and Corporate Governance Committee’s responsibilities to the Board are detailed in the Nominating and Corporate Governance Committee Charter available on the Company’s website at www.quanex.com and incorporated herein by reference. Interested Stockholders may also obtain a copy of the Nominating and Corporate Governance Committee Charter, free of charge, by contacting the Company at the address or phone number listed in the section entitled “Communications with the Company”.
The Nominating and Corporate Governance Committee develops and maintains qualification criteria and procedures for the identification and recruitment of candidates for election to serve as directors of the Company. The Nominating and Corporate Governance Committee relies on the knowledge and relationships of the Company and its officers and directors, as well as third parties when it deems necessary, to identify and evaluate nominees for director, including nominees recommended by stockholders.
The Company’s Corporate Governance Guidelines set forth age limitations for directors and require that a majority of our directors be independent in accordance with the requirements of the New York Stock Exchange and Securities and Exchange Commission. In addition, the Corporate Governance Guidelines set forth the minimum qualifications for a director and provide that the Nominating and Corporate Governance Committee will be responsible for establishing additional qualifications for directors, taking into account the composition and skills of the entire Board. In general, persons considered for Board positions must have demonstrated leadership capabilities, be of sound mind and high moral character, have no personal or financial interest that would conflict with the interests of the Company, and be willing and able to commit the necessary time for Board and committee service.
The Nominating and Corporate Governance Committee will consider nominees for director recommended by stockholders of the Company, provided such recommendations are addressed to the Chairman of such committee at the Company’s principal executive office and received by the Chairman of such committee not later than the close of business on the 90th day nor earlier than 150 days prior to the first anniversary date of the immediately preceding Annual Meeting. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by the committee or by a stockholder.

Nomination of Directors
The Company’s Amended and Restated Bylaws provide that, subject to certain limitations discussed below, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director at the meeting. The Company’s Bylaws also provide that a stockholder must give written notice of such stockholder’s intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, must be delivered to or mailed and received at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than 150 days prior to the first anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 60 days later than the anniversary date of the immediately preceding Annual Meeting, the notice must be received not later than the close of business on the 10th day following the earlier of the date on which a written statement setting forth the date of the Annual Meeting was mailed to stockholders or the date on which it is first disclosed to the public. Notwithstanding the foregoing, if an existing director is not standing for re-election to a directorship which is the subject of an election at such meeting or if a vacancy exists as to a directorship which is the subject of an election, whether as a result of resignation, death, an increase in the number of directors, or otherwise, then a stockholder may make a nomination with respect to such directorship at any time not later than the close of business on the tenth day following the date on which a written statement setting forth the fact that such directorship is to be elected and the name of the nominee proposed by the Board of Directors is first mailed to stockholders. If the stockholder proposes to nominate a person for election as a director, the notice must set forth (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any subsequent provisions replacing such Act, rules or regulations), (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (C) a completed and signed questionnaire, representation and agreement as required by the Company’s Amended and Restated Bylaws. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. Subject to the exceptions discussed above, written notice of a stockholder’s intent to nominate a person for director at the 2010 Annual Meeting must be given on or before November 28, 2007, and must be given after September 29, 2009.
Dated December 3, 2008
Nominating and Corporate Governance Committee
Joseph J. Ross, Chairman
Joseph D. Rupp
Richard L. Wellek
Executive Committee
The current members of the Executive Committee are Messrs. Ross, Barger and Petratis, who is Chairman. When necessary, this committee acts on behalf of the Board between regularly scheduled meetings of the Board of Directors.

FURTHER INFORMATION
Principal Stockholders
The following table contains information, as of November 30, 2008 regarding the beneficial ownership of each person or entity who is known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock. Such information is based upon information provided to the Company by such owners or their required SEC filings.

	Amount and
	Nature of
	Beneficial		Percent
Name and Address	Ownership		(%)
Lord Abbett & Co. LLC, 90 Hudson Street, Jersey City, NJ 07302	5,044,872	(1)	13.40
Artisan Partners Limited Partnership, 875 East Wisconsin Avenue, Suite 80, Milwaukee, WI 53202	3,276,608	(2)	8.70
Barclays Global Investors, 45 Fremont Street, San Francisco, CA 94105	2,405,853	(3)	6.39
Keeley Asset Management Corp., 401 South LaSalle Street, Suite 1201, Chicago, IL 60605	1,990,000	(4)	5.28

(1)	Lord, Abbett & Co. LLC possesses sole investment discretion and sole voting authority on 4,581,342 shares.

(2)	Artisan Partners Limited Partnership possesses shared investment discretion with respect to all shares and shared voting authority on 2,970,208 shares.

(3)
Barclays Global Investors, a subsidiary of Barclays PLC, a United Kingdom financial services company possesses shared investment discretion with respect to all shares and sole voting authority with respect to 2,339,423 shares.

(4)	Keeley Asset Management Corp. possesses sole investment discretion and sole voting authority on 1,990,000 shares.
Other Matters and Stockholder Proposals
The Audit Committee has appointed the firm of Deloitte & Touche LLP as independent auditors for the year ending October 31, 2009. Representatives of Deloitte & Touche are expected to attend the meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their judgment on such matters.
Any proposals of stockholders to be presented at the Annual Meeting to be held in 2010, to be eligible for inclusion in the Company’s Proxy Statement for the meeting under applicable rules of the Securities and Exchange Commission, must be received by the Company no later than October 29, 2009.
The Company’s Amended and Restated Bylaws provide that, for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 90 days (which for the 2010 meeting would be November 28, 2009) nor more than 150 days (which for the 2010 meeting would be September 29, 2009) prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than 60 days (which for the 2010 meeting would be April 27, 2010) later than the anniversary date of the immediately preceding Annual Meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the Annual Meeting was mailed to stockholders or the date on which it is first disclosed to the public.

To be in proper form, a stockholder’s notice must set forth the following items:
(i) If the stockholder proposes to nominate a person for election as a director, the notice must set forth (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any subsequent provisions replacing such Act, rules or regulations), (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (C) a completed and signed questionnaire, representation and agreement as required by the Company’s Amended and Restated Bylaws.
(ii) If the stockholder proposes to bring any other matter before the Annual Meeting, the notice must set forth (A) a brief description of the business desired to be brought before the Annual Meeting, (B) the reasons for conducting such business at the Annual Meeting, (C) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Company, the language of the proposed amendment), (D) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (E) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and
(iii) In either case, the notice must also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) the name and address, as they appear on the Company’s books, of such stockholder proposing such proposal, and of such beneficial owner, if any, (B)(1) the class and number of shares of the Company which are directly or indirectly owned beneficially or of record by such stockholder and by such beneficial owner , (2) the existence and material terms of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Company (including, if applicable, any contract, arrangement, understanding or relationship pursuant to which any economic interest in the capital stock to be voted is beneficially owned by a person or persons other than the stockholder of record as of the record date), (3) any short interest in any security of the Company (as such term is defined in Section 3.4 of the Company’s Amended and Restated Bylaws), in each case with respect to the information required to be included in the notice pursuant to (1) through (3) above, as of the date of such notice and including, without limitation, any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household, (C) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations), (D) a representation that the person is a holder of record or otherwise has the right to vote shares of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (E) if the person does not own any stock of record, a representation as to who owns the shares of stock the person intends to vote of record and the basis upon which the person has the right to vote the shares of stock, and (F) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominees or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination.
The Financial and Other Information required by Item 13 of Regulation 14A of the Securities and Exchange Act of 1934 is included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008, and is incorporated herein by reference. Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008 (including the financial statements, the financial statement schedules, and any exhibits), as filed with the Securities and Exchange Commission, are available at no charge to stockholders of record upon written request to the address set forth above in the section entitled “Communications with the Company”.
Houston, Texas
January 23, 2009

Exhibit A
QUANEX BUILDING PRODUCTS CORPORATION
2008 OMNIBUS INCENTIVE PLAN

ARTICLE I
ESTABLISHMENT, PURPOSE AND DURATION
1.1 Establishment. The Company hereby establishes an incentive compensation plan, to be known as the “Quanex Building Products Corporation 2008 Omnibus Incentive Plan,” as set forth in this document. The Plan permits the grant of Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards, Annual Incentive Awards, Cash-Based Awards and Other Stock-Based Awards. The Plan shall become effective as of the Effective Date.
1.2 Purpose of the Plan. The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its Affiliates.
1.3 Duration of Plan. The Plan shall continue indefinitely until it is terminated pursuant to Section 15.1. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.

ARTICLE II
DEFINITIONS
The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.
2.1 “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
2.2 “Annual Incentive Award” means an Award granted to a Holder pursuant to Article X.
2.3 “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards, Annual Incentive Awards, Other Stock-Based Awards and Cash-Based Awards, in each case subject to the terms and provisions of the Plan.
2.4 “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.
2.5 “Board” means the board of directors of the Company.
2.6 “Cash-Based Award” means an Award granted pursuant to Article XII.
2.7 “Change in Control of the Company” means the occurrence of any of the following after the Effective Date:
(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “ Covered Person”) of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then outstanding shares of the common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a) of this Section 2.7, the following acquisitions shall not constitute a Change in Control of the Company: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.7; or
(b) individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Covered Person other than the Board; or

(c) the consummation of (xx) a reorganization, merger or consolidation or sale of the Company, or (yy) a disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, direct or indirectly, more than 80 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Covered Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination, were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or
(d) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
2.8 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
2.9 “Committee” means the Compensation Committee of the Board.
2.10 “Company” means Quanex Building Products Corporation, a Delaware corporation, or any successor (by reincorporation, merger or otherwise).
2.11 “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).
2.12 “Covered Employee” means an Employee who is a “covered employee,” as defined in section 162(m) of the Code and the regulations or other guidance promulgated by the Internal Revenue Service under section 162(m) of the Code, or any successor statute.
2.13 “Director” means a director of the Company who is not an Employee.
2.14 “Disability” means as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company’s long-term disability insurance policy or plan for Employees as then in effect; or in the event that the Holder is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan for Employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

2.15 “Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s stockholders.
2.16 “Effective Date” means the later of (a) the date the Plan is approved by the Board, (b) the date the Plan is approved by the stockholder(s) of the Company and (c) the effective date of the Company’s first effective registration statement filed under the Securities Act of 1933, as amended.
2.17 “Employee” means a person employed by the Company or any Affiliate as a common law employee.
2.18 “Fair Market Value” of the Stock as of any particular date means (1) if the Stock is traded on a stock exchange, the closing sale price of the Stock on that date as reported on the principal securities exchange on which the Stock is traded, or (2) if the Stock is traded in the over-the-counter market, the average between the high bid and low asked price on that date as reported in such over-the-counter market; provided that (a) if the Stock is not so traded, (b) if no closing price or bid and asked prices for the stock was so reported on that date or (c) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another means for determining such fair market value.
2.19 “Fiscal Year” means the Company’s fiscal year.
2.20 “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of shares of stock.
2.21 “Holder” means a person who has been granted an Award or any person who is entitled to receive shares of Stock or cash under an Award.
2.22 “Minimum Statutory Tax Withholding Obligation” means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for federal, state and local taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.
2.23 “Option” means a “nonqualified stock option” to purchase Stock granted pursuant to Article V that does not satisfy the requirements of section 422 of the Code.
2.24 “Option Price” shall have the meaning ascribed to that term in Section 5.3.
2.25 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article XI.
2.26 “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.
2.27 “Performance Goals” means one or more of the criteria described in Section 9.2 on which the performance goals applicable to an Award are based.
2.28 “Performance Stock Award” means an Award designated as a performance stock award granted to a Holder pursuant to Article IX.

2.29 “Performance Unit Award” means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.
2.30 “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.
2.31 “Permissible under Section 409A” means with respect to a particular action (such as, the grant, payment, vesting, settlement or deferral of an amount or award under the Plan) that such action shall not subject the compensation at issue to be subject to the additional tax or interest applicable under Section 409A.
2.32 “Plan” means the Quanex Building Products Corporation 2008 Omnibus Incentive Plan, as set forth in this document as it may be amended from time to time.
2.33 “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.
2.34 “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.
2.35 “RSU” means a restricted stock unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.
2.36 “RSU Award” means an Award granted pursuant to Article VIII.
2.37 “SAR” means a stock appreciation right granted under the Plan pursuant to Article VI.
2.38 “Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.
2.39 “Stock” means the common stock of the Company, $0.01 par value per share (or such other par value as may be designated by act of the Company’s stockholders). In addition, for purposes of the Plan and the Awards, the term Stock shall also be deemed to include any rights to purchase (“Rights”) any junior participating preferred stock of the Company that may then be trading together with the Stock as provided in any agreement entered into by the Company relating to the Rights.
2.40 “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A.
2.41 “Termination of Employment” means the termination of the Award recipient’s employment relationship with the Company and all Affiliates.

ARTICLE III
ELIGIBILITY AND PARTICIPATION
3.1 Eligibility. The persons who are eligible to receive Awards under the Plan other than Annual Incentive Awards are key Employees and Directors. The persons who are eligible to receive Annual Incentive Awards under the Plan are key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company.
3.2 Participation. Subject to the terms and provisions of the Plan, the Committee may, from time to time, select the Employees and Directors to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE IV
GENERAL PROVISIONS RELATING TO AWARDS
4.1 Authority to Grant Awards. The Committee may grant Awards to those key Employees and Directors as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion.
4.2 Dedicated Shares; Maximum Awards.
(a) Number of Shares of Stock Dedicated under the Plan for Awards.
(i) The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 2,900,000.
(ii) The aggregate number of shares of Stock with respect to which Full Value Awards may be granted under the Plan is 1,450,000.
(b) Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:
(i) The maximum number of shares of Stock with respect to which Options may be granted to an Employee during a Fiscal Year is 350,000.
(ii) The maximum number of shares with respect to which SARs may be granted to an Employee during a Fiscal Year is 350,000.
(iii) The maximum aggregate number of shares of Stock with respect to which Restricted Stock and Performance Stock Awards may be granted to a Participant during a Fiscal Year is 175,000.
(iv) The maximum number of shares of Stock with respect to which Performance Unit Awards payable in Stock may be granted to an Employee during a Fiscal Year is 175,000.
(v) The maximum value of cash with respect to which Performance Unit Awards payable in cash may be granted to an Employee during a Fiscal Year, determined as of the dates of Grants of the Performance Unit Awards, is $2,500,000.
(vi) The maximum amount that may be paid to an Employee under Annual Incentive Award(s) granted to an Employee during a Fiscal Year is $2,500,000.

(c) Share Usage. Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5. The number of shares of Stock stated in this Section 4.2 shall also be increased by such number of shares of Stock as become subject to substitute Awards granted pursuant to Article XIII; provided, however, that such increase shall be conditioned upon the approval of the stockholders of the Company to the extent stockholder approval is required by law or applicable stock exchange rules. If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Stock will count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. If shares of Stock are tendered in payment of an Option Price of an Option, such shares of Stock will not be added to the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. To the extent that any outstanding Award is forfeited or cancelled for any reason or is settled in cash in lieu of shares of Stock, the shares of Stock allocable to such portion of the Award may again be subject to an Award granted under the Plan. When a SAR is settled in shares of Stock, the number of shares of Stock subject to the SAR under the SAR Award Agreement will be counted against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan as one share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise.
4.3 Non-Transferability. Except as specified in the applicable Award Agreements or in domestic relations court orders, an Award shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. Any attempted assignment of an Award in violation of this Section 4.3 shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.
4.4 Requirements of Law. The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.
4.5 Changes in the Company’s Capital Structure.
(a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved, that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.
(c) If while unexercised Options or other Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):
(1) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;
(2) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

(3) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;
(4) provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or
(5) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).
Any adjustment effected by the Committee under Section 4.5 shall be designed to provide the Holder with the intrinsic value of his or her Award, as determined prior to the Corporate Change, or, if applicable, equalize the Fair Market Value of the Award before and after the Corporate Change.
In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.
(d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.
(e) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.

(f) The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or other Awards.
4.6 Election Under Section 83(b) of the Code. No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer or General Counsel of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer or General Counsel of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.
4.7 Forfeiture for Cause. Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Termination of Employment (a) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate or (b) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.
4.8 Forfeiture Events. The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Termination of Employment for cause, termination of the Holder’s provision of services to the Company or its Affiliates, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.
4.9 Award Agreements. Each Award shall be embodied in a written agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a Change in Control of the Company on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.
4.10 Amendments of Award Agreements. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.5(b), the Committee may not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR.

4.11 Rights as Stockholder. A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, a SAR, an RSU, a Performance Stock Unit, or an Other Stock-Based Award until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.
4.12 Issuance of Shares of Stock. Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.
4.13 Restrictions on Stock Received. The Committee may impose such conditions and/or restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a specified period of time.
4.14 Compliance With Section 409A. Awards shall be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A.

ARTICLE V
OPTIONS
5.1 Authority to Grant Options. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine.
5.2 Option Agreement. Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) the Option Price, (b) the duration of the Option, (c) the number of shares of Stock to which the Option pertains, (d) the exercise restrictions, if any, applicable to the Option and (e) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan.
5.3 Option Price. The price at which shares of Stock may be purchased under an Option (the “Option Price”) shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.3, the Committee shall determine the Option Price for each grant of an Option under the Plan.
5.4 Duration of Option. An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years) or (ii) the period of time specified in the applicable Award Agreement that follows the Holder’s Termination of Employment or severance of affiliation relationship with the Company.
5.5 Amount Exercisable. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.
5.6 Exercise of Option. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written or electronic notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of shares of Stock with respect to which the Option is to be exercised and (3) the address to which any certificate representing such shares of Stock should be mailed. For the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) an election to make a cashless or net exercise (if approved in advance by the Committee or an executive officer of the Company, and in such form as permitted by the Committee) or (c) any other form of payment which is acceptable to the Committee and permitted by applicable law.

ARTICLE VI
STOCK APPRECIATION RIGHTS
6.1 Authority to Grant SAR Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.
6.2 General Terms. Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the Stock on the date of grant of the SAR.
6.3 SAR Agreement. Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.
6.4 Term of SAR. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant.
6.5 Exercise of SAR. A SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
6.6 Payment of SAR Amount. Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price of the SAR by the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
6.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the Holder, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE VII
RESTRICTED STOCK AWARDS
7.1 Restricted Stock Awards. The Committee may make Awards of Restricted Stock to eligible persons selected by it. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.
7.2 Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.
7.3 Holder’s Rights as Stockholder. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Holder’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

ARTICLE VIII
RESTRICTED STOCK UNIT AWARDS
8.1 Authority to Grant RSU Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.
8.2 RSU Award. An RSU Award shall be similar in nature to a Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a share of Stock.
8.3 RSU Award Agreement. Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.
8.4 Dividend Equivalents. An Award Agreement for an RSU Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.
8.5 Form of Payment Under RSU Award. Payment under an RSU Award shall be made in either cash or shares of Stock as specified in the applicable Award Agreement.
8.6 Time of Payment Under RSU Award. A Holder’s payment under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.

ARTICLE IX
PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS
9.1 Authority to Grant Performance Stock Awards and Performance Unit Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Stock Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Stock Award or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Performance Stock or Performance Unit Awards, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Performance Stock or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.
9.2 Performance Goals. A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. The Performance Goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Goals, which may be based on one or more business criteria that apply to the Holder, one or more business units of the Company, or the Company as a whole, with reference to one or more of the following: earnings per share, total stockholder return, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, stockholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions and cost ratios (per employee or per customer), or the achievement of specified milestones or the completion of specified projects identified as contributing substantially to the Company’s success or value or the attainment of the Company’s strategic goals. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Stock or Performance Unit Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Stock or Performance Unit Awards made pursuant to the Plan shall be determined by the Committee.

9.3 Time of Establishment of Performance Goals. With respect to an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation, a Performance Goal for a particular Performance Stock Award or Performance Unit Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.
9.4 Written Agreement. Each Performance Stock Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.
9.5 Form of Payment Under Performance Unit Award. Payment under a Performance Unit Award shall be made in cash and/or shares of Stock as specified in the Holder’s Award Agreement.
9.6 Time of Payment Under Performance Unit Award. A Holder’s payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.
9.7 Holder’s Rights as Stockholder With Respect to a Performance Stock Award. Subject to the terms and conditions of the Plan, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the shares of Stock issued to the Holder pursuant to the Award during any period in which such issued shares of Stock are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares of Stock.
9.8 Increases Prohibited. None of the Committee or the Board may increase the amount of compensation payable under a Performance Stock or Performance Unit Award. If the time at which a Performance Stock or Performance Unit Award will vest or be paid is accelerated for any reason, the number of shares of Stock subject to, or the amount payable under, the Performance Stock or Performance Unit Award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

ARTICLE X
ANNUAL INCENTIVE AWARDS
10.1 Authority to Grant Annual Incentive Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Annual Incentive Awards under the Plan to key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company in such amounts and upon such terms as the Committee shall determine. The amount of any Annual Incentive Awards shall be based on the attainment of such Performance Goals as the Committee may determine.
10.2 Covered Employees. The Performance Goals upon which the payment or vesting of an Annual Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation must meet the requirements of Sections 9.2, 9.3, 9.8 and 9.9 as applied to such Annual Incentive Award. In interpreting Plan provisions applicable to Performance Goals with respect to Covered Employees, it is intended that the Plan will generally conform with the standards of section 162(m) of the Code and Treasury Regulations section 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions to the extent the Award is intended to qualify as Performance-Based Compensation as described under section 162(m) of the Code. Prior to the payment of any compensation to a Covered Employee based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied.
10.3 Written Agreement. Each Annual Incentive Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.
10.4 Form of Payment Under Annual Incentive Award. Payment under an Annual Incentive Award shall be made in cash.
10.5 Time of Payment Under Annual Incentive Award. A Holder’s payment under an Annual Incentive Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Annual Incentive Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is permissible under Section 409A.
10.6 Increases Prohibited. None of the Committee or the Board may increase the amount of compensation payable under an Annual Incentive Award. If the time at which an Annual Incentive Award will be paid is accelerated for any reason, the amount payable under the Annual Incentive Award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

ARTICLE XI
OTHER STOCK-BASED AWARDS
11.1 Authority to Grant Other Stock-Based Awards. The Committee may grant to eligible persons other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
11.2 Value of Other Stock-Based Award. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee.
11.3 Payment of Other Stock-Based Award. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Stock as the Committee determines.
11.4 Termination of Employment. The Committee shall determine the extent to which a Holder’s rights with respect to Other Stock-Based Awards shall be affected by the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan.

ARTICLE XII
CASH-BASED AWARDS
12.1 Authority to Grant Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine.
12.2 Value of Cash-Based Award. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.
12.3 Payment of Cash-Based Award. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award, in cash.
12.4 Termination of Employment. The Committee shall determine the extent to which a Holder’s rights with respect to Cash-Based Awards shall be affected by the Holder’s Termination of Employment. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Cash-Based Awards issued pursuant to the Plan.

ARTICLE XIII
SUBSTITUTION AWARDS
Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted.

ARTICLE XIV
ADMINISTRATION
14.1 Awards. The Plan shall be administered by the Committee or, in the absence of the Committee, the Plan shall be administered by the Board. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.
14.2 Authority of the Committee. The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price of shares of Stock covered in each Award subject to the terms and provisions of the Plan; (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) accelerate the time at which any outstanding Award will vest; (e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.
The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate its authority as identified in this Section 14.2. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.
14.3 Decisions Binding. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its stockholders, its Affiliates, Holders and the estates and beneficiaries of Holders.
14.4 No Liability. Under no circumstances shall the Company, its Affiliates, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, an Affiliate’s, the Committee’s or the Board’s roles in connection with the Plan.

ARTICLE XV
AMENDMENT OR TERMINATION OF PLAN
15.1 Amendment, Modification, Suspension, and Termination. Subject to Section 15.2, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.5, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.
15.2 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XVI
MISCELLANEOUS
16.1 Unfunded Plan/No Establishment of a Trust Fund. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
16.2 No Employment Obligation. The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment at any time or for any reason not prohibited by law.
16.3 Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state, local or foreign tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder’s exercise of an Option to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation. The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of an Award by delivering to the Holder a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares under the Award, the Company shall (a) calculate the amount of the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation on the assumption that all such shares of Stock vested under the Award are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold only whole shares of Stock to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold shares of Stock with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 16.3. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder’s right, title and interest in such shares of Stock shall terminate. The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

16.4 Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.
16.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
16.6 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.
16.7 Other Compensation Plans. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees or Directors.
16.8 Retirement and Welfare Plans. Neither Awards made under the Plan nor shares of Stock or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.
16.9 Other Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.
16.10 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
16.11 Law Limitations/Governmental Approvals. The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
16.12 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to (a)obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b)completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
16.13 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

16.14 Investment Representations. The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.
16.15 Persons Residing Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (a)determine which Affiliates shall be covered by the Plan; (b)determine which persons employed outside the United States are eligible to participate in the Plan; (c)amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d)establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable—any subplans and modifications to Plan terms and procedures established under this Section 16.15 by the Committee shall be attached to the Plan document as Appendices; and (e)take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Exchange Act of 1934, as amended, the Code, any securities law or governing statute or any other applicable law.
16.16 Arbitration of Disputes. Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.
16.17 Governing Law. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.
16.18 Section 162(m) Stockholder Approval. Payments of cash or Stock under the Plan are generally intended to meet the requirements of section 162(m) of the Code. Accordingly, the Plan shall be put before the stockholders of the Company for its approval, solely for purposes of meeting the requirements of section 162(m) of the Code, at or before the first regularly scheduled meeting of the stockholders of the Company that occurs more than 12 months after the date the Company becomes a separate publicly held corporation. However, if the Plan is not approved for purposes of section 162(m) of the Code at or before the first regularly scheduled meeting of the stockholders of the Company that occurs more than 12 months after the date the Company becomes a separate publicly held corporation, the Plan shall remain in effect and payments made under the Plan shall be subject to the limitations under section 162(m) of the Code. In such case, if the Company determines that section 162(m) of the Code may not allow the Company to take a deduction for part or all of any Performance-Based Compensation payable under the Plan, then, unless a Change in Control has occurred after the Effective Date, the payment of such Performance-Based Compensation otherwise payable hereunder will be delayed (or deferred under the Company’s Deferred Compensation Plan, if the Holder is a participant in such plan) to the extent any such payment would not be deductible by the Company by reason of section 162(m) of the Code. The Committee may waive the mandatory delay (or deferral) required by this Section 16.18 with respect to a Holder who is not a member of the Committee but such waiver shall only be made on an individual basis. If the Plan is approved at or before the first regularly scheduled meeting of the stockholders of the Company that occurs more than 12 months after the date the Company becomes a separate publicly held corporation, this Section 16.18 automatically shall be deleted from the Plan.

CERTIFICATE
The undersigned, officer of Quanex Building Products Corporation (the “Company”), certifies that the board of directors of the Company adopted and approved the 2008 Omnibus Incentive Plan on the 28th day of February, 2008, and the stockholder(s) of the Company adopted and approved the 2008 Omnibus Incentive Plan on the 28th day of February, 2008.
WITNESS my hand this 18th day of April, 2008.

/s/ Kevin P. Delaney
Kevin P. Delaney
Senior Vice President — General Counsel and Secretary

CERTIFICATE
The undersigned, officer of Quanex Building Products Corporation (the “Company”), certifies that the board of directors of the Company adopted and approved the 2008 Omnibus Incentive Plan on the            day of                      2008, the stockholder(s) of the Company adopted and approved the 2008 Omnibus Incentive Plan on the            day of                      2008, and the public stockholders of the Company adopted and approved the Plan the 2008 Omnibus Incentive Plan, for section 162(m) purposes, on the            day of                      2009.
WITNESS my hand this            day of                      200___.

Kevin P. Delaney
Senior Vice President — General Counsel and Secretary

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Quanex Building Products Corporation, a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company, 1900 West Loop South, Suite 1500, Houston, Texas, on February 26, 2009, at 8:00 a.m., C.S.T.

Notice of Internet Availability of Proxy Materials: You can access and review the Annual Report and Proxy Statement on the Internet by going to the following Quanex Building Products Corporation website: http://www.quanex.com/ir_annual_reports.html

Quanex Building Products Corporation 1900 West Loop South, Suite 1500 Houston, TX 77027	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 26, 2009.
If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.
By signing the proxy, you revoke all prior proxies and appoint Joseph J. Ross, and Joseph D. Rupp, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CST) on February 25, 2009.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — www.eproxy.com/nx — QUICK ««« EASY ««« IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CST) on February 25, 2009.
•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Quanex Building Products Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
YOUR VOTE IS IMPORTANT
If you vote by Phone or Internet, please do not mail your Proxy Card
ò   Please detach here   ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	To elect two directors to serve until the Annual Meeting of Stockholders in 2012:	01 Donald G. Barger, Jr.
02 David D. Petratis

☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.
To approve the material terms of the performance criteria for annual incentive awards, performance stock awards and performance unit awards under the Quanex Building Products Corporation 2008 Omnibus Incentive Plan; and
	☐	For	☐	Against	☐	Abstain

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.

Address Change? Mark Box  ☐  Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.